UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

TELADOC HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
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TELADOC HEALTH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2020

Dear Stockholders:
We cordially invite you to attend the 2020 Annual Meeting of Stockholders of Teladoc Health, Inc. (“Teladoc Health” or the “Company”). Our 2020 Annual Meeting of Stockholders will be held on Thursday, May 28, 2020 at 2:00 p.m. EDT and will be a completely virtual meeting of stockholders. You will be able to attend the 2020 Annual Meeting of Stockholders, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/TDOC2020. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the Annual Meeting in person.
Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Notice you received in the mail. We have also made available a copy of our 2019 Annual Report with the accompanying proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.
At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters, all of which are discussed in greater detail in the accompanying proxy statement:
1.
electing the director-nominees named in the proxy statement;

2.
approving, on an advisory basis, the compensation of Teladoc Health’s named executive officers;

3.
ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.
transacting such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Only stockholders of record at the close of business on April 3, 2020 may vote at the meeting or any postponement(s) or adjournment(s) of the meeting.
By order of the Board of Directors,
Adam C. Vandervoort
Chief Legal Officer and Secretary
April 14, 2020
HOW TO VOTE: Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in the accompanying proxy statement as well as in the Notice you received in the mail.

2020 PROXY STATEMENT

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Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
(203) 635-2002
www.teladochealth.com
2020 PROXY STATEMENT
The Board of Directors (the “Board”) of Teladoc Health, Inc. (“Teladoc Health” or the “Company”) is furnishing you this proxy statement in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via live webcast at www.virtualshareholdermeeting.com/TDOC2020 on Thursday, May 28, 2020 at 2:00 p.m. EDT. At the meeting, stockholders will be asked to consider and vote upon the following matters:
1.
electing the director-nominees named in the proxy statement;

2.
approving, on an advisory basis, the compensation of Teladoc Health’s named executive officers;

3.
ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.
transacting such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

By submitting your proxy (via the Internet, telephone or mail), you authorize Mr. Adam C. Vandervoort, Teladoc Health’s Chief Legal Officer and Secretary, and Ms. Mala Murthy, Teladoc Health’s Chief Financial Officer and Controller, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement(s) or adjournment(s) of the meeting.
Teladoc Health’s 2019 Annual Report, which includes Teladoc Health’s audited financial statements, is being made available to Teladoc Health’s stockholders concurrently herewith. Although the 2019 Annual Report is being made available concurrently with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.
We are first making this proxy statement and accompanying materials available to stockholders on or about April 14, 2020.
We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the meeting online is provided below:
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Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/TDOC2020

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Webcast starts at 2:00 p.m. EDT

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Stockholders need a sixteen-digit control number to join the Annual Meeting

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Stockholders of record at the close of business on April 3, 2020 may vote and submit questions while attending the Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving this proxy statement?
Teladoc Health is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of Teladoc Health common stock at the close of business on April 3, 2020, the record date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What is the purpose of the Annual Meeting?
At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:
1.
electing the director-nominees named in this proxy statement;

2.
approving, on an advisory basis, the compensation of Teladoc Health’s named executive officers;

3.
ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.
such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

If any other matter properly comes before the stockholders for a vote at the online meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
Why is the Annual Meeting being webcast?
The Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2019 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you vote by Internet or telephone, please do not also mail your proxy card.
Who is entitled to vote?
The record date for the meeting is April 3, 2020. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Teladoc Health common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 74,077,919 shares of Teladoc Health common stock outstanding.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination on the Internet through the virtual web conference during the Annual Meeting.

Am I entitled to vote if my shares are held in “street name”?
If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee, as the record holder, along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.
How are abstentions and broker non-votes treated?
Shares of our common stock represented by proxies that are marked “ABSTAIN,” or which constitute broker non-votes, will be counted as present at the meeting for the purpose of determining a quorum. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors, an advisory vote on executive compensation or a proposal submitted by a stockholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote” as to non-routine matters.
Abstentions and broker non-votes will have no effect on the results of the vote on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) or the ratification of the appointment of Ernst & Young LLP (Proposal 3).
How can I vote my shares without attending the online meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the online meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.
Proxies submitted electronically or by telephone as described above must be received by 11:59 p.m. EDT on May 27, 2020. Proxies submitted by mail should be received before 10:00 a.m. EDT on May 27, 2020.
If you submit a proxy but do not indicate any voting instructions, your shares will be voted:
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“FOR” the election of the director-nominees to the Board (Proposal 1);

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“FOR” the approval of the compensation of Teladoc Health’s named executive officers (Proposal 2); and

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“FOR” ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

Can I revoke my proxy and change my vote?
You may change your vote at any time prior to the taking of the vote at the online meeting. If you are the stockholder of record, you may change your vote by:
(1)
granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

(2)
providing a written notice of revocation to Teladoc Health’s corporate secretary at Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577 prior to your shares being voted; or

(3)
attending the online meeting AND voting.

Attendance at the online meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.
How many shares must be present to hold the online meeting?
A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
How can I vote my shares during the online meeting?
The Company will be hosting the Annual Meeting live online. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/TDOC2020. The webcast will start at 2:00 p.m. EDT. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.
Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TDOC2020 during the meeting. You will need your control number found in the Notice. Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the online meeting.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to Teladoc Health unless:
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required by law;

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you expressly request disclosure on your proxy; or

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there is a proxy contest.

Who will count the votes?
Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of election.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
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“FOR” the election of the director-nominees to the Board (Proposal 1);

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“FOR” the approval of the compensation of Teladoc Health’s named executive officers (Proposal 2); and

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“FOR” ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

What vote is required to approve each proposal and how are votes counted?
Proposal 1 — Election of Directors
The affirmative vote of a plurality of the votes cast at the online meeting is required to elect the director-nominees. This means that the director-nominees will be elected if they receive more affirmative votes than any other person. The proxy card enables you to vote “FOR” all nominees proposed by the Board, to “WITHHOLD” authority for all nominees or to vote “FOR ALL EXCEPT” one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. If you vote “WITHHOLD” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Abstentions and broker non-votes will have no effect on the results of the vote on the election of directors.

Proposal 2 — Advisory Vote Approving the Compensation of Teladoc Health’s Named Executive Officers
The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the compensation of Teladoc Health’s named executive officers. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 2. This vote, however, is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation program.

Proposal 3 — Ratifying the Appointment of the Independent Registered Public Accounting Firm
Ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 3.

Who can help answer my questions regarding the Annual Meeting or the proposals?
You may contact Teladoc Health to assist you with your questions. You may reach Teladoc Health at:
Teladoc Health, Inc.
Attention: Investor Relations
2 Manhattanville Road, Suite 203
Purchase, New York 10577
(203) 635-2002

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term. The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Corporate Governance Guidelines are reviewed annually and periodically amended as the Board enhances the Company’s corporate governance practices.
The Board has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company consistent with the highest standards of business ethics. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws and possible conflicts of interest.
We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
Board of Directors and Committees
Board Leadership Structure
Our governance framework provides the Board with the flexibility to select the appropriate leadership structure for Teladoc Health. This will be driven by the needs of the Company as well as the particular makeup of the Board at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles, and Teladoc Health’s governing documents do not mandate a particular structure.
Our current leadership structure consists of the Chairman of the Board, a separate Chief Executive Officer and strong, active independent directors. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and management of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, directs the agenda for Board meetings and presides over meetings of the full Board. Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level.
Consistent with our Corporate Governance Guidelines, 11 of 12 of our current directors are considered independent within the meaning of the rules of the New York Stock Exchange (the “NYSE”), the non-independent member being Jason Gorevic, our Chief Executive Officer. In addition, all members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the applicable independence criteria of the SEC and NYSE. The Board has determined that each member of the Audit Committee is financially literate and that at least three members of the Audit Committee, Messrs. Shedlarz and Goldstein and Ms. Jacobson, are “audit committee financial experts” as such term is defined in Item 407 of Regulation S-K promulgated by the SEC.
At least annually, the Nominating and Corporate Governance Committee discusses the structure and composition of the Board and reviews the current leadership structure. This is discussed with the full Board as part of the Board’s annual evaluation to assess its effectiveness and takes into account our current business plans and long-term strategy, as well as the particular makeup of the Board at that time.
The Board held the following meetings during 2019, either in person or by teleconference: six full-Board meetings; five Audit Committee meetings; seven Compensation Committee meetings; four Nominating and Corporate Governance Committee meetings; and four Quality of Care and Patient Safety Committee meetings. During 2019, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the full Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. Under Teladoc Health’s Corporate Governance Guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about Company business and operations. Each director is expected to attend the Annual Meeting. All of our directors that were directors at the time of the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) attended the 2019 Annual Meeting.
Non-employee Board members meet without management present at least quarterly, at regularly scheduled executive sessions. Mr. Snow, Chairman of the Board, presides over meetings of the non-employee and independent directors. The purpose of these sessions is to promote open discussions among the independent directors concerning the business and affairs of the Company as well as matters concerning management, without any member of management present.
Committees of the Board
The Board has four standing committees: Audit; Compensation; Nominating and Corporate Governance; and Quality of Care and Patient Safety. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
Audit Committee. The principal functions of the Audit Committee are to: (i) select, approve the compensation of and assess the independence of an independent registered public accounting firm for us; (ii) review and approve management’s plan for engaging Teladoc Health’s independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of Teladoc Health’s independent registered public accounting firm; (iii) review our annual financial statements and other financial reports which require review and/or approval by the Board; (iv) oversee the integrity of our financial statements and our systems of disclosure controls and internal control over financial reporting and our compliance with legal and regulatory requirements; (v) review the scope of audit plans of our independent registered public accounting firm and the results of its audit; (vi) evaluate the performance of our independent registered public accounting firm; (vii) review our earnings releases; (viii) review all related-party transactions for potential conflicts of interest and approve all such transactions; and (ix) review and evaluate Teladoc Health’s risk management plans, including relating specifically to information technology security and data privacy compliance. Mr. Shedlarz is Chairman of the Audit Committee. Messrs. Goldstein, McAndrews and Multani and Ms. Jacobson are also members of the Audit Committee. Following the Annual Meeting, Messrs. Shedlarz and Goldstein and Ms. Jacobson will be members of the Audit Committee.
Compensation Committee. The principal functions of the Compensation Committee are to: (i) review and approve corporate goals and objectives relative to the compensation of our Chief Executive Officer; (ii) evaluate the performance of our Chief Executive Officer in light of such corporate goals and objectives and determine his compensation; (iii) review and approve the compensation of our other senior officers; (iv) review and establish our overall management compensation, philosophy and policy; (v) administer and oversee our 2015 Incentive Award Plan (as amended and restated effective May 25, 2017) (the “Incentive Award Plan”), the Teladoc Health, Inc. 2015 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and the Teladoc Health, Inc. 2017 Employment Inducement Incentive Award Plan (as amended on July 11, 2017, the “Inducement Plan”); (vi) evaluate and assess potential and current compensation advisors in accordance with the applicable independence standards set by the NYSE; (vii) retain and approve the compensation of any compensation advisor; (viii) review and approve our policies and procedures for equity-based incentive awards; (ix) review and make recommendations to the Board concerning our director compensation; and (x) ratify the report required by the rules of the SEC to be included in our annual proxy statement. Mr. McKinley is Chairman of the Compensation Committee. Messrs. McAndrews, Multani, Shedlarz and Snow are also members of the Compensation Committee. Following the Annual Meeting, Messrs. McKinley, Shedlarz and Snow will be members of the Compensation Committee.
The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities and may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
In 2019, the Compensation Committee engaged Radford, a division of Aon Consulting, Inc. (“Radford”), to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed compensation assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and believes Radford’s work in 2019 did not raise a conflict of interest. For additional information regarding the role of our Chief Executive Officer and Radford in determining our executive and director compensation in 2019, please refer to the section titled “Compensation Discussion and Analysis — Determination of Compensation.”
Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to: (i) develop and recommend to the Board criteria for Board and committee membership; (ii) establish procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; (iii) identify individuals qualified to become Teladoc Health directors; (iv) recommend to the Board nominees for election as directors and to each of the Board’s committees; (v) oversee the annual evaluation of the Board and its committees; (vi) review and discuss with the Board corporate succession plans for our Chief Executive Officer and for other key officers; and (vi) oversee the development and administration of our Corporate Governance Guidelines. Mr. Goldstein is Chairman of the Nominating and Corporate Governance Committee. Dr. Frist, Mr. Snow and Mr. Paulus are also members of the Nominating and Corporate Governance Committee.
Quality of Care and Patient Safety Committee. The Quality of Care and Patient Safety Committee is governed by a written charter adopted in April 2016. The Quality of Care and Patient Safety Committee assists the Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures relating to the delivery of quality medical care to our members. The Quality of Care and Patient Safety Committee maintains communication between the Board and the senior officers with management responsibility for medical care and reviews matters concerning or relating to the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety. Dr. Frist is Chairman of the Quality of Care and Patient Safety Committee. Dr. Smith, Messrs. Goldstein and Paulus and Ms. Darling are also members of the Quality of Care and Patient Safety Committee.
Board Role in Risk Oversight
The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management, and the Company’s independent auditors, our major risk exposures, their potential financial impact on Teladoc Health and the steps we take to manage these risks.
In general, management is responsible for the day-to-day management of the risks Teladoc Health faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related and other matters. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management with management and the independent auditors.
The Audit Committee assists the Board with oversight of risk management by reviewing the Company’s financial statements and meeting with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee, to review their reports on the adequacy and effectiveness of our internal control systems and discusses with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.
In addition, our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose. In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on us.
Our Nominating and Corporate Governance Committee also assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board, succession planning for our directors and corporate governance. Our Quality of Care and Patient Safety Committee does so with respect to the management of risks associated with the quality of medical care delivered to our members, efforts to advance the quality of medical care provided and patient safety.
In order to better anticipate, identify, prioritize and manage the risks Teladoc Health faces, we have implemented an enterprise risk management (“ERM”) program. Our ERM program was developed under the oversight of our Board and management, and is designed to identify potential risks, ensure that those risks are managed with the appropriate risk appetite and provide reasonable means by which to measure achievement of Teladoc Health’s objectives. As part of our overall ERM program we established an ERM committee comprising certain members of management. The role of the ERM committee is to design, implement, execute and monitor our ERM practices, including review and approval of risk assessments and action plans for improvement activities, and facilitate periodic reporting to our Board and its committees. We believe our ERM program will lead to enhanced corporate governance, improve our ability to respond to changing business demands and promote an open, positive and risk-aware culture at Teladoc Health.
Identifying and Evaluating Director-Nominees
The Board is responsible for selecting its own members. It delegates the selection and nomination process to its Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and management, will be requested to take part in the process as appropriate.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director-nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or current directors or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Ms. Jacobson was appointed to the Board in early 2020; she was identified for the Nominating and Corporate Governance Committee by one of the Company’s existing directors.
Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director-nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director-nominees for election to the Board.
When assessing director candidates, the Nominating and Corporate Governance Committee will consider such nominee’s qualifications, skills and attributes, including depth and breadth of professional experience and independence. Such nominee must, at a minimum, have demonstrated exceptional ability and judgment and, to the extent it can be ascertained, be of the highest personal and professional integrity. The Nominating and Governance Committee does not have a formal policy with respect to diversity. However, the Board seeks to have a Board that reflects an appropriate balance of knowledge, experience, skills, expertise and diversity, as applicable to our industry. The Board assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.
In 2019, after discussions with many of our stockholders, we decided to amend our Bylaws to implement proxy access, which we believe strengthens our governance framework. Pursuant to our amended Bylaws, a stockholder or a group of up to 25 stockholders owning 3% or more of the shares of the Company’s capital stock continuously for at least three years may nominate, and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board, but not less than two, elected by the holders of the Company’s capital stock, provided that the stockholder (or group) and each nominee satisfies the requirements specified in our Bylaws.
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our corporate secretary at Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577, who will forward all recommendations to the Committee. The Nominating and Corporate Governance Committee will evaluate any candidate recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. The Nominating and Corporate Governance Committee has full discretion in considering all nominations to the Board. Alternatively, stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the Nominating and Corporate Governance Committee) must comply with the requirements described in this proxy statement and our Bylaws. See “Additional Information — Procedures for Submitting Stockholder Proposals.”
Communications with Directors
You may communicate directly with any member or committee of the Board by writing to: Teladoc Health Board of Directors, c/o Corporate Secretary, 2 Manhattanville Road, Suite 203, Purchase, New York 10577. Please specify to whom your letter should be directed. Our corporate secretary will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. Board members may, at any time, review a log of all correspondence received by Teladoc Health that is addressed to Board members and request copies of any such correspondence.
Interested parties who wish to communicate with non-management Teladoc Health directors, or with the presiding director of the Board’s executive sessions, may do so by writing to Teladoc Health Board of Directors, c/o Corporate Secretary, Attn: Non-management Directors or the Presiding Director for executive sessions, as applicable, 2 Manhattanville Road, Suite 203, Purchase, New York 10577. All such mail received will first be opened and screened for security purposes.

DIRECTOR COMPENSATION
The following table provides information for the year ended December 31, 2019 regarding all compensation earned by and either paid to each person who served as a non-employee member of our Board during some portion of that year or deferred under our Deferred Compensation Plan for Non-Employees Directors (the “Deferred Compensation Plan”) at the election of each such person. Mr. Gorevic, who is also our Chief Executive Officer, received no compensation for his service as a director. Refer to “Executive Compensation — 2019 Summary Compensation Table” and the narrative description thereto for information regarding Mr. Gorevic’s compensation from us during 2019.
2019 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Ms. Helen Darling	45,000	175,000	220,000
Dr. William H. Frist, M.D.	54,583	175,000	229,583
Mr. Michael Goldstein	64,167	175,000	239,167
Mr. Brian McAndrews	57,500	175,000	232,500
Mr. Thomas G. McKinley	55,000	175,000	230,000
Mr. Arneek Multani	57,500	175,000	232,500
Mr. Kenneth Paulus	49,583	175,000	224,583
Mr. David Shedlarz	67,500	175,000	242,500
Dr. Mark Douglas Smith, M.D.	44,167	175,000	219,167
Mr. David B. Snow, Jr.	90,833	175,000	265,833

(1)
Represents the aggregate grant date fair value of restricted stock units that vest based on continuous employment (“RSUs”) granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 13 to Teladoc Health’s audited consolidated financial statements included in Teladoc’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 26, 2020. The table below shows the number of option awards (vested and unvested) and unvested stock awards held as of December 31, 2019 by each of our non-employee directors:

Name	Stock Options (#)	Unvested Stock Awards (#)
Ms. Helen Darling	39,891	4,977
William H. Frist, M.D.	121,650	4,977
Mr. Michael Goldstein	34,576	4,977
Mr. Brian McAndrews	17,373	3,012
Mr. Thomas G. McKinley	52,093	4,977
Mr. Arneek Multani	52,093	4,977
Mr. Kenneth Paulus	24,647	4,977
Mr. David Shedlarz	40,591	4,977
Mark Douglas Smith, M.D.	8,137	3,012
Mr. David B. Snow, Jr.	42,212	3,012

Non-Employee Director Compensation Policy
The Board’s non-employee director compensation policy is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. The Board may amend, modify or terminate the policy at any time. The policy is reviewed annually by the Compensation Committee and the full Board with reference to the policies of each of the members of a peer group of similar companies selected by the Compensation Committee in consultation with Radford, its independent compensation consultant.
Under the policy, all non-employee directors receive a mix of cash and equity compensation. Cash compensation consists of annual retainers earned for serving on our Board, with additional retainers earned for serving as members of the committees of our Board or as chairpersons of the Board or its committees. Cash retainers are prorated for partial years of service.
Equity compensation under the program consists of an initial equity award upon a non-employee director’s election or appointment to the Board and an annual equity award on the date of our annual meeting of stockholders to continuing non-employee directors who have served on the Board for at least six months. Initial equity awards issued prior to March 1, 2019 were in the form of stock options (“Initial Options”), and initial equity awards issued on or after March 1, 2019 are in the form of RSUs (“Initial RSUs”). Initial Options and Initial RSUs vest in three substantially equal annual installments following the date of grant. Annual equity awards issued prior to March 1, 2019 were in the form of stock options (“Annual Options”), and annual equity awards issued on or after March 1, 2019 are in the form of RSUs (“Annual RSUs”). Annual Options and Annual RSUs vest and, if applicable, become exercisable on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the next annual meeting of stockholders occurring after the date of grant. All outstanding unvested Initial Options, Initial RSUs, Annual RSUs and Annual Options also vest upon a change in control. Each option granted under the non-employee director compensation policy has an exercise price equal to the fair market value of a share of our common stock on the date of grant.
The Board has reserved discretion under the policy to pay all or a portion of the foregoing equity awards in any combination of awards available for grant under Teladoc Health’s 2015 Incentive Award Plan. The Board elected not to exercise this discretion with respect to director compensation paid for 2019.
Following the annual non-employee director compensation policy reviews undertaken by the Board, and based upon the recommendation of the Compensation Committee after consultation with Radford, the Board elected to revise the policy in February 2019, effective March 1, 2019, and in December 2019, effective January 1, 2020. When making these revisions, the Board considered Radford’s analysis of compensation paid to directors of a peer group of companies that was consistent with the peer group used for purposes of determining executive compensation. Consistent with the program’s overall goal of maintaining a competitive total director compensation package that allows us to attract and retain high-caliber non-employee directors, the changes generally position Teladoc Health’s director compensation at the 50th percentile of the peer group and are reflective of Teladoc Health’s continued growth and shifts in market practice, including a move away from stock options and toward RSUs as the predominate vehicle for equity compensation. The table below summarizes compensation provided under the policy during 2019 and to be paid under the policy as amended effective January 1, 2020.

	January 1, 2019 – February 28, 2019 ($)	March 1, 2019 – January 1, 2020 ($)	January 1, 2020 – Present ($)
Annual Cash Retainers
All Non-Employee Directors	40,000	40,000	40,000
Chairman of the Board	30,000	45,000	50,000
Audit Committee Chairman	20,000	20,000	20,000
Audit Committee Member	10,000	10,000	10,000
Chairman of Nominating and Corporate Governance Committee	8,000	10,000	10,000
Nominating and Corporate Governance Committee Member	4,000	5,000	5,000
Chairman of the Compensation Committee	15,000	15,000	15,000
Compensation Committee Member	7,500	7,500	7,500
Chairman of the Quality of Care and Patient Safety Committee	10,000	10,000	10,000
Quality of Care and Patient Safety Committee Member	5,000	5,000	5,000
Equity-Based Awards
Initial Option	250,000	—	—
Initial RSUs	—	250,000	250,000
Annual Option	100,000	—	—
Annual RSUs	100,000	175,000	175,000
The value of Initial Options and Annual Options is determined using the Black-Scholes options pricing model that we used most recently (relative to the date of the award) in preparing the consolidated financial statements for the quarterly reports we file with the SEC. The value of Initial RSUs and Annual RSUs is determined using the closing price of the Company’s common stock on the NYSE on the date of the award.
Deferred Compensation Plan for Non-Employees Directors
We maintain a Deferred Compensation Plan that permits our non-employee directors to defer payment of all or a portion of the awards of restricted stock or RSUs granted to them for their service as a director. A participant’s election to defer receipt of these awards must generally be made prior to the year to which the stock award relates (or, for a newly nominated director, within 30 days following the date of the commencement of the director’s service as a director). Deferred awards are credited to an account in an equal amount of deferred stock units with dividend equivalent rights. Dividend equivalent rights entitle a participant, as of a dividend payment date, to have credited to the participant’s deferred compensation account under the plan a number of additional deferred stock units equal to the amount of any ordinary cash dividend paid by Teladoc Health on the number of shares of common stock equivalent to the number of deferred stock units in the participant’s deferred compensation account as of the record date for the dividend, divided by the fair market value of one share of common stock on the dividend payment date. Deferred stock units (including any additional deferred stock units resulting from dividend equivalent rights) are subject to the same vesting or other forfeiture conditions that would have otherwise applied to the deferred awards. With respect to each deferred stock unit granted under the Deferred Compensation Plan, Teladoc Health will issue to the participant one share of the Company’s common stock (or, at the election of the Compensation Committee, an equivalent cash amount based on the fair market value of a share of common stock on the date immediately preceding the payment date) on the first to occur of  (i) within 90 days following the date that is 30 days, five years or ten years after the participant’s separation from service, as elected by the participant in the applicable deferral election, (ii) immediately prior to, on, or within 30 days following a change in control or (iii) upon the participant’s death. If the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the payment will instead be made on the later to occur of the scheduled distribution date and the first day of the seventh month following the date of the participant’s separation from service (within the meaning of Section 409A of the Code) or, if earlier, the date of the participant’s death.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Procedures for Approval of Related-Party Transactions
The Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a “related party.” We have adopted a written Related-Party Transaction Policy that governs the review of related-party transactions. Pursuant to this policy, the Audit Committee reviews the material facts of all related-party transactions. The Audit Committee takes into account, among other factors that it deems appropriate, whether the related-party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the related-party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith. Pursuant to the policy, no director may participate in any approval of a related-party transaction to which he or she is a related party. The Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, compensation to an officer where such compensation is required to be disclosed in our proxy statement and transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our Related-Party Transaction Policy.
During 2019, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.
Compensation Committee Interlocks and Insider Participation
During 2019, Messrs. McKinley, McAndrews, Multani, Shedlarz and Snow served as members of the Compensation Committee. No member of the Compensation Committee was an employee or officer of Teladoc Health during 2019, is a former officer of Teladoc Health, or had any other relationship with us requiring disclosure herein.
During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

PROPOSAL 1 — ELECTION OF DIRECTORS
General
Our Certificate and our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of the Board. Immediately prior to the Annual Meeting, our Board will consist of twelve members, although there are only ten director nominees standing for reelection. Brian McAndrews and Arneek Multani were not recommended by the Nominating and Corporate Governance Committee to stand for reelection. Both of their terms will end at the conclusion of the Annual Meeting. The Board determined that, effective at the conclusion of the Annual Meeting, the size of the Board will be decreased from twelve to ten directors.
Director-Nominees
Each of the ten directors elected at this Annual Meeting will serve for a one-year term expiring at the 2021 annual meeting and until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Helen Darling, William H. Frist, M.D., Michael Goldstein, Jason Gorevic, Catherine A. Jacobson, Thomas G. McKinley, Kenneth H. Paulus, David Shedlarz, Mark Douglas Smith, M.D. and David B. Snow, Jr. for election to the Board for a one-year term.
Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
The affirmative vote of a plurality of the votes cast at the meeting is required to elect the director-nominees as directors. This means that the nominees will be elected if they receive more affirmative votes than any other person.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES.

NOMINEES FOR ELECTION TO THE BOARD
Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Helen Darling 2016	78	Ms. Darling became a member of our Board in June 2016. Ms. Darling is currently Strategic Advisor on Health Benefits and Health Care and served in this capacity to the National Business Group on Health, a national nonprofit, membership organization devoted exclusively to providing practical solutions to its employer-members’ most important healthcare problems and representing large employers’ perspectives, including 70% of the Fortune 100, on national health policy issues until 2017. She was president and CEO of this group from 2001 to 2014. Ms. Darling was interim CEO, a board member and former chair of the National Quality Forum, an independent, nonprofit organization that brings together leaders and experts to improve healthcare quality and safety through measurement. Ms. Darling is a director and officer of the congressionally created Reagan-Udall Foundation for the FDA. She was chair and a long-serving member of the Committee on Performance Measurement of the National Committee for Quality Assurance (the “NCQA”). She currently serves on the Medical Advisory Panel, Center for Clinical Effectiveness, Blue Cross Blue Shield Association, Advisory Boards for the Peter G. Peterson Foundation and MITRE. Becker’s Hospital Review named Ms. Darling one of the 60 Most Powerful People in health care in 2016. For several years, she was named one of the “100 Most Influential People in Health Care,” by Modern Healthcare and “One of the Top 25 Women in Health Care.” She was given NCQA’s Health Quality Leader Award (2012); the President’s Award by the American College of Occupational and Environmental Medicine (2010); WorldatWork’s Keystone Award, its highest honor for sustained contributions to the field of human resources and benefits (2009). She was given a lifetime appointment in 2003 as a National Associate of the National Academy of Sciences for her work for the Institute of Medicine. Previously, Ms. Darling directed the purchasing of health benefits and disability at Xerox Corporation. She was a principal at William W. Mercer and practice leader at Watson Wyatt. Earlier in her career, she was Health LA for U.S. Senator David Durenberger, on the Health Subcommittee of the Senate Finance Committee. She directed three studies at the Institute of Medicine. Ms. Darling received a master’s degree in demography/sociology and a bachelor of science degree, cum laude, from the University of Memphis. Our Board has concluded that Ms. Darling should serve as a director because of her executive leadership experience and her extensive background in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications
William H. Frist, M.D. 2014	68	Dr. Frist became a member of our Board in September 2014. Since 2007, Dr. Frist has served as a partner in Cressey & Company, a private equity firm focused exclusively on investing in and building leading healthcare businesses. He is chairman of the Cressey Distinguished Executive Council. Dr. Frist is also a partner at Frist Cressey Ventures, a venture capital firm specializing in healthcare investments. As a U.S. Senator, Dr. Frist represented Tennessee for 12 years where he served on both the Finance and HELP committees responsible for writing all health legislation. He served as U.S. Senate Majority Leader from 2003 to 2007. Prior to the Senate, Dr. Frist spent 20 years in clinical medicine, completing surgical training at Harvard’s Massachusetts General Hospital and Stanford, and he subsequently founded the Vanderbilt Multi-Organ Transplant Center. Dr. Frist serves as an adjunct professor of Cardiac Surgery at Vanderbilt University. His previous board service includes Princeton University, the Smithsonian Institution and AECOM. Dr. Frist currently serves as a director of the publicly held companies Select Medical and Smile Direct Club, and serves on the Select Medical audit committee. In addition, he serves on the boards of Unitek, Aegis, MDSave, Accolade and Devoted Health. He previously served as a director of URS Corporation from November 2009 to 2014, and on the board of Third National Bank from 1990 to 1994. His current board services include the Robert Wood Johnson Foundation, NashvilleHealth and SCORE. Dr. Frist earned his B.A. from Princeton University and M.D. from Harvard Medical School. Our Board has concluded that Dr. Frist should serve as a director because of his significant directorship experience and his broad experience in the healthcare industry.

Michael Goldstein 2015	78	Mr. Goldstein became a member of our Board in February 2015. Mr. Goldstein was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner. Mr. Goldstein served as chairman of Toys “R” Us, Inc. from 1998 to 2001, chief executive officer from 1999 to 2000, vice chairman and chief executive officer from 1994 to 1998 and chief financial officer from 1983 to 1994. Mr. Goldstein is on the boards of three non-public companies: RiHappy, the largest Brazilian toy retailer, Bank Leumi-USA and Camp, an experiential toy retailer. He is also a global senior advisor of Jefferies, Inc. Mr. Goldstein is chairman of the Northside Center for Child Development. Mr. Goldstein is a magna cum laude graduate of Queens College with a B.S. in economics. Mr. Goldstein was the recipient of the Haskins Gold Medal for achieving the highest score in the CPA examination in the State of New York. Our Board believes Mr. Goldstein is qualified to serve as a director due to his experience and governance leadership roles on the boards of various other public companies, as well as his extensive background in finance, both as an audit partner and as a finance executive and chief executive officer of a large public corporation.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications
Jason Gorevic 2009	48	Mr. Gorevic has been chief executive officer of Teladoc Health and a member of our Board since June 2009. Prior to joining Teladoc Health, Mr. Gorevic worked in various capacities at WellPoint, Inc. (now Anthem Inc.), including president of Empire BlueCross BlueShield and senior vice president and chief marketing and product officer. From 2002 to 2005, Mr. Gorevic was a member of Empire BlueCross BlueShield’s leadership team, as chief sales and marketing officer. From July 2000 to December 2001, Mr. Gorevic served as chief executive officer of Gemfinity, an electronic marketplace and purchasing aggregator that he founded. From July 1999 to July 2000, he served as general manager of business messaging at Mail.com, Inc., a provider of Internet messaging services, and from April 1998 to June 1999, he served as Mail.com’s vice president of operations. From 1993 to 1998, Mr. Gorevic worked at Oxford Health Plans, Inc. and held a variety of positions in marketing, medical management and operations, as well as director of service strategy. Mr. Gorevic earned a B.A. in international relations from the University of Pennsylvania. Our Board has concluded that Mr. Gorevic should serve as a director because of his leadership role with Teladoc Health and because of his broad experience in the healthcare industry.

Catherine A. Jacobson 2020	56	Ms. Jacobson became a member of our Board in February 2020. Ms. Jacobson is President and CEO of Froedtert Health, a regional health care system located in Milwaukee, Wisconsin. Before joining Froedtert Health in 2010, Ms. Jacobson spent 22 years at Rush University Medical Center in Chicago in various executive leadership roles, leaving the corporation as chief financial officer, treasurer and SVP of finance and strategic planning, marketing and communication. A former board member and national chair of the Healthcare Financial Management Association, Ms. Jacobson is also an active member of the American College of Healthcare Executives and Healthcare Institute, and previously served as chair of the board of the Wisconsin Hospital Association. In 2019, Modern Healthcare recognized Ms. Jacobson as one of the 100 Most Influential People in Healthcare, while Junior Achievement of Wisconsin named her one of its 2018 Distinguished Executives of the Year, inducting her into the Wisconsin Business Hall of Fame. A graduate of Bradley University, Ms. Jacobson was recently awarded the honorary degree of Doctor of Healthcare Leadership from the University of Wisconsin-Milwaukee. Our Board concluded that Ms. Jacobson should serve as a director because of her executive leadership experience and her extensive background in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications
Thomas G. McKinley 2009	68	Mr. McKinley became a member of our Board in November 2009. Mr. McKinley is a general partner and the west coast representative for Cardinal Partners, a venture-capital firm focused exclusively on healthcare investing. Prior to joining Cardinal, Mr. McKinley was the co-founder and co-managing partner of Partech International. Mr. McKinley has over 35 years of investment experience. Mr. McKinley currently serves on the board of directors of lifeIMAGE, a cloud-based medical imaging sharing platform for hospitals, physicians and patients, and of Sapphire Digital, a transparency tool to reduce medical costs. Mr. McKinley is the chairman of the board of Prealize (formerly Cardinal Analytx), a software start-up spun out of Stanford University that was created to identify and target high-cost patients for early medical interventions. In addition, Mr. McKinley is the founding CEO and board member of Project Connect, a start-up focused on improving bi-directional interoperability between providers and payors. Mr. McKinley earned an undergraduate degree in economics from Harvard University, an M.S. in accounting from New York University and an M.B.A. from the Stanford University Graduate School of Business. Our Board has concluded that Mr. McKinley should serve as a director because of his significant directorship experience and his broad experience in the healthcare and technology industries.

Kenneth H. Paulus 2017	60	Mr. Paulus became a member of our Board in February 2017. Mr. Paulus is currently the president and CEO of Prime Therapeutics, one of the nation’s largest pharmacy benefit managers. From 2009 to 2014, Mr. Paulus was president and CEO of Allina Health, one of the nation’s largest not-for-profit integrated delivery systems. Prior to his appointment as CEO, he served as president and chief operating officer of Allina Health. Before joining Allina, Mr. Paulus was the president and CEO of Atrius Health System, one of the largest integrated physician organizations in New England and a teaching and research affiliate of Harvard Medical School. He also served as the chief operating officer of Boston-based Partners Community Health Care, a teaching affiliate of Harvard Medical School that includes Massachusetts General Hospital and Brigham and Women’s Hospital. Mr. Paulus currently serves on the boards of Ally Align Health and Breg. Previously he sat on the boards of publicly held companies: Cogentix (2014 and 2015) and Team Health (2015 and 2016). Mr. Paulus received his Master of Healthcare Administration and Management from the University of Minnesota, and a Bachelor of Arts in biology from Augustana College. Our Board has concluded that Mr. Paulus should serve as a director because of his background serving in leadership roles in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

David Shedlarz 2016	71	Mr. Shedlarz became a member of our Board in September 2016. He is the former vice chairman, executive vice president and chief financial officer of Pfizer, Inc., having had worldwide responsibility for the company’s former Medical Technology Group. During his 31-year tenure at Pfizer, Mr. Shedlarz played a key role in shaping the strategic direction that drove the company’s impressive growth and helped establish it as an industry leader and innovator. Among his senior leadership roles were that of executive vice president beginning in 1999, and then vice chairman in 2005, serving until his retirement in 2007. Mr. Shedlarz sits on the boards of The Hershey Company and Pitney Bowes Inc. (both public companies). He is currently on the board of the Teacher Insurance and Annuity Association, but will not stand for reelection in 2020. He holds a Master of Business Administration in finance and accounting from New York University, Leonard N. Stern School of Business, and a Bachelor of Science in economics and mathematics from Oakland/Michigan State University. Our Board has concluded that Mr. Shedlarz should serve as a director because of his deep experience in public company finance, his experience as a director of large public companies and his prior service as the chief financial officer of one of the world’s leading pharmaceutical corporations.

Mark Douglas Smith, M.D. 2018	68	Dr. Smith became a member of our Board in October 2018. Dr. Smith is a professor of clinical medicine at the University of California at San Francisco. He is a board-certified internist and maintains a clinical practice in HIV care at San Francisco General Hospital. A nationally recognized care delivery and health policy expert, Dr. Smith served as co-chair of the Guiding Committee of the Health Care Payment Learning and Action Network, a public-private partnership launched by the U.S. Department of Health and Human Services, from 2015 to 2019. The group promotes the transition to value-based payment to improve care quality while lowering costs. From 1996 to 2013, Dr. Smith served as the founding president and CEO of the California Health Care Foundation, an independently endowed philanthropy that works to improve healthcare access and quality for Californians. He helped build the foundation into a nationally recognized leader in delivery system innovation, public reporting of care quality, and applications of new technology in healthcare. Dr. Smith was formerly executive vice president of the Henry J. Kaiser Family Foundation. He was elected to the Institute of Medicine in 2001 and chaired its Committee on the Learning Healthcare System. He serves on the boards of the Institute for Healthcare Improvement and the Commonwealth Fund and is on the editorial board of Health Affairs. Dr. Smith received a bachelor’s degree in Afro-American studies from Harvard College, a medical doctorate from the University of North Carolina at Chapel Hill and a master’s degree in business, with a concentration in health care administration, from the Wharton School at the University of Pennsylvania. Our Board has concluded that Dr. Smith should serve as a director because of his broad experience in the healthcare industry.

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

David B. Snow, Jr. 2014	65	Mr. Snow became a member of our Board in February 2014; he became chairman of our Board in December 2014. Since February 2014, Mr. Snow has served as chairman and chief executive officer of Cedar Gate Technologies, Inc., a provider of analytic and information technology services to doctor and hospital organizations entering risk-based reimbursement arrangements with insurers. Until April 2012, Mr. Snow was chairman and chief executive officer of Medco Health Solutions, Inc., a Fortune 50 public company and leading pharmacy benefit manager. His current board service includes Premise Health, a privately held company. Mr. Snow has served on the Fuqua School of Business Board of Visitors at Duke University since 2015 and became Chairman in 2019. He formerly served as a director of Medco Health Solutions, Inc., Pitney Bowes, Inc. (2006 through 2019) and CareCentrix (2014 through 2018). In addition to his experience as the chairman and chief executive officer of a publicly traded company, Mr. Snow has a strong background in operations, having served in leadership positions at several companies, including WellChoice (Empire Blue Cross Blue Shield) and Oxford Health Plans. Mr. Snow earned a B.S. in economics from Bates College and a master’s degree in health care administration from Duke University. Our Board has concluded that Mr. Snow should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial and strategic planning.

PROPOSAL 2 — ADVISORY VOTE APPROVING THE COMPENSATION OF TELADOC HEALTH’S NAMED EXECUTIVE OFFICERS
General
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.
Potential Effects of the Amendment
This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
Vote Required
The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the compensation of the Company’s named executive officers.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit the Company’s financial statements. In accordance with its charter, the Audit Committee has appointed Ernst & Young LLP to be Teladoc Health’s independent registered public accounting firm for the year ending December 31, 2020 and has unanimously approved and voted to recommend that the stockholders ratify such appointment.
Ernst & Young LLP audited Teladoc Health’s annual financial statements for the year ended December 31, 2019. In determining whether to reappoint the independent registered public accountants, the Audit Committee considers the length of time the firm has been engaged, the quality of the discussions with the independent registered public accountants and its annual assessment of the past performance of both the lead audit partner and Ernst & Young LLP. The Audit Committee is responsible for the negotiation of audit fees associated with the Company’s retention of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.
Vote Required For Ratification
The Audit Committee is responsible for selecting Teladoc Health’s independent registered public accounting firm and neither our Certificate nor our Bylaws require approval or ratification of such selection by our stockholders. The Board believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Ratifying the appointment of Ernst & Young LLP as Teladoc Health’s independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Directors and Executive Officers
The following table sets forth the amount of Teladoc Health common stock beneficially owned by each director or director-nominee, each named executive officer included in the 2019 Summary Compensation Table on page 39, and all directors, director-nominees and executive officers as a group as of April 3, 2020. Beneficial ownership is determined in accordance with applicable rules of the SEC. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.
The address of each individual named in the table below is c/o Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.
Name of Beneficial Owner	Number of Shares	Number of Option Shares (1)		Percent of Class (2)
Mr. Gabriel Cappucci	3,343	20,764	(3)	*
Ms. Helen Darling	918	30,158	(4)	*
Dr. William H. Frist, M.D.	5,418	121,650	(4)	*
Mr. Michael Goldstein	918	34,576	(4)	*
Mr. Jason Gorevic	681,283	973,022	(3)	2.23%
Ms. Catherine A. Jacobson	—	—		*
Mr. Brian McAndrews	1,965	15,955	(5)	*
Mr. Peter McClennen	2,126	—	(3)	*
Mr. Thomas G. McKinley	3,616	55,105	(6)	*
Ms. Mala Murthy	5,001	—	(3)	*
Mr. Arneek Multani	918	55,105	(7)	*
Mr. Kenneth H. Paulus	—	24,647	(8)	*
Mr. David Shedlarz	918	43,603	(9)	*
Mr. David Sides	—	—	(3)	*
Dr. Mark Douglas Smith, M.D.	—	5,722	(10)	*
Mr. David B. Snow, Jr.	96,320	45,224	(11)	*
Mr. Adam Vandervoort	8,083	18,409	(3)	*
Ms. Stephanie Verstraete	13,240	193,914	(3)	*
All directors, nominees for director and executive officers as a group (20 persons)	842,539	1,687,441		3.42%

(1)
Reflects the number of shares that could be acquired on April 3, 2020 or within 60 days thereafter through the exercise of stock options and under RSUs. The shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”

(2)
Based on 74,077,919 shares outstanding on April 3, 2020, and assuming the exercise and issuance of options and RSUs reported in the table, as applicable to the calculation.

(3)
Reflects shares issuable upon the exercise of stock options.

(4)
Reflects shares issuable upon the exercise of stock options. Excludes 4,977 RSUs deferred pursuant to the Deferred Compensation Plan.

(5)
Includes 12,943 shares issuable upon the exercise of stock options and 3,012 RSUs.

(6)
Includes 52,093 shares issuable upon the exercise of stock options and 3,012 RSUs.

(7)
Includes 52,093 shares issuable upon the exercise of stock options and 3,012 RSUs. Excludes 1,965 RSUs deferred pursuant to the Deferred Compensation Plan.

(8)
Includes 24,647 shares issuable upon the exercise of stock options. Excludes 4,977 RSUs deferred pursuant to the Deferred Compensation Plan.

(9)
Includes 40,591 shares issuable upon the exercise of stock options and 3,012 RSUs. Excludes 1,965 RSUs deferred pursuant to the Deferred Compensation Plan.

(10)
Includes 2,710 shares issuable upon the exercise of stock options and 3,012 RSUs.

(11)
Includes 42,212 shares issuable upon the exercise of stock options and 3,012 RSUs.

*
Represents less than 1% of the outstanding common stock.

Significant Stockholders
The following table lists certain persons known by Teladoc Health to own beneficially more than 5% of the outstanding shares of Teladoc Health common stock as of April 3, 2020. Beneficial ownership is determined in accordance with applicable rules of the SEC. Except as set forth below, and to the best knowledge of Teladoc Health, no other person (or persons acting in concert) owns beneficially more than 5% of Teladoc Health’s common stock.
	Number of Shares	Percent of Class (1)
BlackRock, Inc. (2)	7,163,117	9.67%
The Vanguard Group (3)	6,668,053	9.00%
Baillie Gifford & Co. (4)	5,732,223	7.74%
JPMorgan Chase & Co. (5)	5,003,006	6.75%

(1)
Based on 74,077,919 shares outstanding on April 3, 2020.

(2)
BlackRock, Inc. filed an amended Schedule 13G with the SEC on February 10, 2020 to report beneficial ownership of 7,163,117 shares of Teladoc Health common stock. BlackRock, Inc. reports that it has sole power to dispose of 7,163,117 shares and to vote 6,988,941 shares. BlackRock, Inc.’s address 55 East 52nd Street, New York, NY 10055. Information regarding beneficial ownership of Teladoc Health common stock by BlackRock, Inc. is included herein in reliance on the aforementioned Schedule 13G.

(3)
The Vanguard Group filed an amended Schedule 13G with the SEC on February 12, 2020 to report beneficial ownership of 6,668,053 shares of Teladoc Health common stock. The Vanguard Group reports that it has shared power to dispose of 156,041 shares and has shared power to vote with respect to 12,979 shares, and sole power to dispose of 6,512,012 shares and has sole power to vote with respect to 151,555 shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355. Information regarding beneficial ownership of Teladoc Health common stock by the Vanguard Group is included herein in reliance on the aforementioned Schedule 13G.

(4)
Baillie Gifford & Co. filed a Schedule 13G with the SEC on January 22, 2020 to report beneficial ownership of 5,732,223 shares of Teladoc Health common stock. Baillie Gifford & Co. reports that it has sole power to dispose of 5,732,223 shares and to vote 5,151,172 shares. Baillie Gifford & Co.’s address is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK. Information regarding beneficial ownership of Teladoc Health common stock by Baillie Gifford & Co. is included herein in reliance on the aforementioned Schedule 13G.

(5)
JPMorgan Chase & Co. filed an amended Schedule 13G with the SEC on January 21, 2020 to report beneficial ownership of 5,003,006 shares of Teladoc Health common stock. JPMorgan Chase & Co. reports that it has the sole power to dispose of 4,955,849 shares and to vote 4,370,007 shares. JPMorgan Chase & Co. reports that it has the shared power to dispose of 43,374 shares. JPMorgan Chase & Co.’s address is 270 Park Avenue, New York, NY 10017. Information regarding beneficial ownership of

Teladoc Health common stock by JPMorgan Chase & Co. is included herein in reliance on the aforementioned Schedule 13G.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors and certain officers of Teladoc Health and persons who own more than 10% of Teladoc Health common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Teladoc Health’s common stock. Such directors, officers and greater-than-10% stockholders are required to furnish Teladoc Health with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and Teladoc Health is required to disclose in this proxy statement any late filings or failures to file.
Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Teladoc Health and written representations from certain reporting persons that no additional reports were required, Teladoc Health believes that its directors, reporting officers and greater-than-10% stockholders complied with all these filing requirements for the fiscal year ended December 31, 2019, except for: (i) a Form 4 filed on July 22, 2019 reporting shares sold by Mr. Lewis Levy on July 15, 2019 in order to satisfy withholding obligations at vesting of RSUs; and (ii) a Form 4 filed on July 19, 2019 reporting shares sold by Mr. Peter McClennen on July 15, 2019 in order to satisfy withholding obligations at vesting of RSUs. Such Form 4s were filed late due to an administrative oversight.

EXECUTIVE OFFICERS
Except for Mr. Gorevic, who serves as (and is nominated to continue as) a Teladoc Health director, set forth below is biographical information about each of our executive officers. For biographical information on Mr. Gorevic, see page 18 of this proxy statement.
Michelle Bucaria, 49
Chief Human Resources Officer
Ms. Bucaria became our Chief Human Resources Officer in February 2018. She is responsible for Teladoc Health’s global employee development and growth strategy. Aligning with the organization’s values and long-term vision, Ms. Bucaria oversees all human resources functions, including talent acquisition, benefits and compensation, performance measurement, and the associated compliance needs. Prior to joining Teladoc Health, Ms. Bucaria spent 25 years at J.P. Morgan Chase, serving in a variety of executive human resources and recruiting roles in the investment bank and asset management business areas. Ms. Bucaria holds a B.S. in business administration from Boston College’s Carroll School of Management.
Gabriel R. Cappucci, 57
Senior Vice President, Chief Accounting Officer and Controller
Mr. Cappucci became the Company’s Senior Vice President, Chief Accounting Officer and Controller in May 2015. Prior to joining the Company, Mr. Cappucci had a nearly 20-year career at Medco Health Solutions, Inc. where he held a variety of finance roles, including SVP & Controller, Chief Accounting Officer. Most recently, he was Chief Financial Officer of Enclara Pharmacia, a privately held company providing hospice pharmacy services. He is a graduate of Boston College’s Carroll School of Management. Mr. Cappucci is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
Lewis Levy, 61
Chief Medical Officer
Dr. Lewis Levy became our Chief Medical Officer in July 2017. Dr. Levy is responsible for leading the Company’s global medical affairs and quality initiatives, as well as overseeing the expansion of Teladoc Health’s physician network. Dr. Levy previously served as chief medical officer at Best Doctors, where he significantly contributed to the company’s medical standards and reputation for quality care in highly complex, specialized clinical cases. Dr. Levy has more than 30 years of clinical experience as an internist at Harvard Vanguard Medical Associates in Boston, and has had an extensive teaching career at Harvard Medical School and the Brigham and Women’s Hospital. Dr. Levy holds a B.S. from Cornell University, Phi Beta Kappa, and holds a medical degree from the University of Rochester School of Medicine and Dentistry. He completed his residency in Internal Medicine at the Graduate Hospital of the University of Pennsylvania.
Mala Murthy, 56
Chief Financial Officer
Ms. Murthy became our Chief Financial Officer in June 2019. Ms. Murthy leads Teladoc Health’s global finance organization, including accounting, financial planning & analysis and investor relations. With a focus on assuring shareholder value, Ms. Murthy is a seasoned leader with a proven track record of driving balanced top-and-bottom-line growth. Prior to joining Teladoc Health she held several senior executive positions at American Express, most recently as chief financial officer of the Global Commercial Services segment. There she led strategic investment decisions and P+L stewardship for the segment. She also previously served in various leadership positions with PepsiCo, leading high growth business units. Ms. Murthy holds a bachelor’s degree in computer science and engineering from Jadavpur University in India, an MBA from the India Institute of Management and a master’s degree in public and private management from Yale School of Management.

David Sides, 49
Chief Operating Officer
Mr. Sides became our Chief Operating Officer in July 2019. Mr. Sides leads the global commercial, technology and operations teams at Teladoc Health. With his extensive background in health technology and product innovation, he is well-equipped to support the growth, scale and diversification of the company in the United States and around the globe. Mr. Sides brings a breadth of global commercial and operations experience to Teladoc Health. Most recently he served as chief executive officer of Streamline Health, leading the company through transformation to profitable growth. Prior to that, he was CEO of iMDSoft, a provider of clinical information systems and electronic medical records for critical, perioperative and acute care organizations. His experience also includes nearly two decades with Cerner Corporation, where he led Cerner’s professional services in 24 countries and was accountable for every implementation and all consulting work done by Cerner. Mr. Sides holds a B.A. in biophysics from the University of California, Berkeley and an MBA and MHA from the University of Missouri, Columbia. He is a Fellow in the American College of Healthcare Executives.
Andrew Turitz, 47
Senior Vice President of Business Development
Mr. Turitz became our Senior Vice President of Business Development in January 2015. He is responsible for identifying, evaluating and executing growth opportunities for Teladoc Health through partnerships, acquisitions, joint ventures and other third-party relationships. From 2012 through 2015, Mr. Turitz served as Managing Director of Healthagen, a division of Aetna’s health and technology services unit, after serving as Managing Director of Blue Cross Blue Shield Ventures. Mr. Turitz has nearly 15 years of experience in healthcare transactions, including the management of all phases of acquisitions, investments and partnerships — from analysis, diligence and transaction structuring to product integration, go-to-market strategies and operational implementation. Mr. Turitz has advised on mergers and acquisitions transactions for Fortune 500 companies, and led investments in and served on the board of directors for venture-backed companies. He is also an entrepreneur that has launched or joined numerous early-stage businesses. Mr. Turitz holds a B.A. from Stanford University and a M.B.A. from the Kellogg School of Management at Northwestern University.
Adam C. Vandervoort, 45
Chief Legal Officer and Secretary
Mr. Vandervoort joined Teladoc Health in February 2015. For more than five years prior to that, he was Corporate Vice President, General Counsel and Secretary of Independence Holding Company, a publicly traded insurance holding company. Mr. Vandervoort is licensed to practice law in the states of California, Connecticut and New York. He holds a J.D. from the University of Pennsylvania Law School and A.M. and A.B. degrees from the University of Chicago.
Stephanie Verstraete, 51
Chief Marketing Officer
Ms. Verstraete became our Chief Marketing Officer in January 2016. Prior to joining Teladoc Health, Ms. Verstraete served as Chief Marketing Officer of Truveris, a healthcare technology company focused cloud-based data analytics solutions, beginning in 2014. From 2011 to 2014, Ms. Verstraete served as Chief Marketing Officer of Room Key Inc. Ms. Verstraete is responsible for the market positioning of Teladoc Health’s brand and growing the product portfolio. Prior to joining Teladoc Health, Ms. Verstraete also held marketing leadership roles at high-profile brands including Match.com, Expedia, Kraft and Frito Lay. Ms. Verstraete holds an International M.B.A. from York University and an Honors Bachelor of Economics from Queens University in Canada.

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers and Overview
In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for 2019 to our named executive officers, including the elements of our compensation program for named executive officers, material compensation decisions made under that program during 2019 and the material factors considered in making those decisions. Our named executive officers for 2019 are:
•
Mr. Jason Gorevic, Chief Executive Officer;

•
Ms. Mala Murthy, Chief Financial Officer;

•
Mr. Gabriel Cappucci, Senior Vice President, Chief Accounting Officer and Controller;

•
Mr. David Sides, Chief Operating Officer;

•
Mr. Adam Vandervoort, Chief Legal Officer;

•
Ms. Stephany Verstraete, Chief Marketing Officer; and

•
Mr. Peter McClennen, Former President and President — North American Hospitals and Group Health.

These executive officers are referred to collectively in this Compensation Discussion and Analysis as our “named executive officers.” Mr. Cappucci coordinated Teladoc Health’s finance activity from January 1, 2019 through June 23, 2019. Effective June 24, 2019, Ms. Murthy became Teladoc Health’s Chief Financial Officer. Mr. McClennen ceased being an executive officer effective July 30, 2019 and resigned his employment with us effective January 3, 2020.
The primary objectives of our executive compensation program are to retain key executives, attract new talent and link compensation to achievement of business objectives. We believe our 2019 named executive officer compensation demonstrates Teladoc Health’s commitment to aligning executive pay with corporate performance. This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each element of compensation provided. In addition, it explains how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our named executive officers in respect of 2019.
Compensation Philosophy and Objectives
A key objective of our compensation program is to allow us to retain and, as needed, attract qualified executives. We believe that our ability to keep our senior executive team intact is tied to our compensation programs. Additionally, for us to be appropriately positioned to attract new talent as needed, we must be prepared to be, and be perceived as, an employer that offers competitive compensation.
Compensation of each named executive officer is intended to be based on the performance of Teladoc Health overall and the executive personally. The Compensation Committee has responsibility for establishing and reviewing the compensation of Teladoc Health’s Chief Executive Officer (“CEO”) and for each of the executive officers who reports to him.
In establishing executive officer compensation, the following are among the Compensation Committee’s objectives:
•
attract and retain individuals of superior ability and managerial talent;

•
ensure compensation is aligned with Teladoc Health’s corporate strategies and business objectives and the long-term interests of Teladoc Health’s stockholders;

•
enhance incentives to increase Teladoc Health’s stock price and maximize stockholder value by providing a portion of total compensation in Teladoc Health equity and equity-related instruments; and

•
promote teamwork while also recognizing the individual role each executive officer plays in Teladoc Health’s success.

To achieve our compensation objectives, we provide executives with a compensation package consisting primarily of the following fixed and variable elements:
Compensation Element	Compensation Objective
Annual Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Bonuses	Provide incentives to attain short-term financial and operational goals
Long-Term Incentive Compensation	Promote the maximization of stockholder value by aligning the interests of employees and stockholders
Determination of Compensation
Role of the Compensation Committee and Executive Officers
Our executive compensation program is administered by the Compensation Committee, which performs its work in consultation with the Board. The compensation of the named executive officers is approved annually by the Compensation Committee, in consultation with the Board. Our CEO typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Our CEO bases his recommendations upon his review — formed both subjectively and objectively against individually developed goals — of the performance of the executive officers, the overall performance of Teladoc Health against its applicable corporate goals (as described further below in the section titled “— Elements of Compensation — Cash Bonuses”) and his assessment of the officer’s contributions to such performance, internal pay equity considerations, his assessment of the competitiveness of the market for each officer’s services and an annual self-evaluation performed by each named executive officer. The Compensation Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation. In order to determine the CEO’s compensation, the Compensation Committee reviews the performance of the CEO and meets in executive session without him to evaluate the CEO’s performance.
Compensation Consultant
To support the Compensation Committee in fulfilling its duties, the Compensation Committee has retained a third-party compensation consultant to assist with its design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Compensation Committee has the sole authority to retain, and replace as needed, compensation consultants to provide independent advice to the Compensation Committee, as well as the sole authority to approve the consultants’ fees and other terms and conditions of retention. During 2019, the Compensation Committee retained Radford to provide executive and director compensation consulting services and provide recommendations for compensation. The Compensation Committee receives advice, data and recommendations from Radford pertaining to the appropriate amount, mix and vesting and other terms for Teladoc Health’s executive compensation programs, as well as peer group and market information that the Compensation Committee uses when determining whether Teladoc Health’s executive compensation is competitive in the market in which we compete for talent. In addition to the work Radford performs for the Compensation Committee in connection with the Compensation Committee’s annual review of our executive and director compensation practices, Radford periodically receives requests for information from the Compensation Committee, from our CEO or from our Chief Human Resources Officer pertaining to individual promotions, incentive compensation, potential personnel recruitment and other such situations in which market compensation insight may benefit Teladoc Health.

During 2019, Radford’s fees for services to Teladoc Health and Teladoc Health’s affiliates unrelated to executive and director compensation did not exceed $120,000. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2019 raised a conflict of interest.
Peer Group and Market Data
With the assistance of Radford, the Compensation Committee consults market data to better inform its determination of the key elements of our compensation program in order to develop a compensation program that the Compensation Committee believes enables us to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based compensation surveys and company-specific peer group analyses. When reviewing and determining the 2019 compensation for our named executive officers, the Compensation Committee, based on recommendations of Radford and the additional factors described below, used the following peer group:
2U, Inc.	Medidata Solutions, Inc.
athenahealth, Inc.	New Relic, Inc.
BioTelemetry, Inc.	Okta, Inc.
Cloudera, Inc.	Omnicell, Inc.
Evolent Health, Inc.	Splunk Inc.
HealthEquity, Inc.	Twilio Inc.
Hortonworks, Inc.	Veeva Systems Inc.
iRhythm Technologies, Inc.	WageWorks, Inc.
LogMeIn, Inc.	Zendesk, Inc.
The Compensation Committee selected the companies in the peer group because it believes that these companies compete with us for executive talent and are similar to us in revenue growth rate, market capitalization, industry and size. The Compensation Committee also determined that the companies in the peer group generally have executive officer positions that are comparable to Teladoc Health’s in terms of breadth, complexity and scope of responsibilities. The Compensation Committee reviews the peer group annually and removes companies that it no longer believes are comparable and, to the extent applicable, adds new comparable companies that have disclosed public information that the Compensation Committee can use to form comparisons, including compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers.
The Compensation Committee generally targets compensation for our executive officers, both total cash and equity-based compensation, at the 50th percentile relative to our peer group, but does not benchmark any specific compensation measures and retains discretion to make adjustments for a particular executive officer’s individual contribution, professional experience and potential growth. We believe our compensation levels and mix are appropriate given our rapid growth and allow Teladoc Health to compete effectively for talent while aligning executive officer incentives tightly with those of our stockholders.
Because publicly filed compensation data is generally limited to those of a company’s principal executive officer, principal financial officer and three most highly paid executive officers (other than the principal executive officer and the principal financial officer), the Compensation Committee also utilizes broader market compensation data from Radford, including third-party compensation surveys, in determining executive compensation. The Compensation Committee is not provided with compensation data specific to any individual constituent company in the surveys, other than any overlap between the survey constituent companies and the peer group described above.
While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer group, we believe that the companies represented in the surveys and peer group similarly compete with such larger companies and hence are an appropriate comparison for our market.
In September 2019, with input and advice from Radford, the Compensation Committee updated the peer group used for 2020 compensation purposes. Hortonworks, Inc. merged into Cloudera, Inc. in

January 2019, and was therefore removed from the peer group for purposes of 2020 compensation. Athenahealth, Inc. was removed from the peer group for 2020 compensation purposes due to its acquisition in February 2019. Radford recommended adding three new companies — HMS, HubSpot and Inovalon —  all of which were selected because these companies compete with us for executive talent and are similar to us in revenue growth rate, market capitalization, industry and size. The Compensation Committee approved these recommendations, resulting in the following peer group for 2020 compensation purposes:
2U, Inc.	Medidata Solutions, Inc.
BioTelemetry, Inc.	New Relic, Inc.
Cloudera, Inc.	Okta, Inc.
Evolent Health, Inc.	Omnicell, Inc.
HealthEquity, Inc.	Splunk Inc.
HMS Holdings Corp.	Twilio Inc.
HubSpot, Inc.	Veeva Systems Inc.
Inovalon Holdings, Inc.	WageWorks, Inc.
iRhythm Technologies, Inc.	Zendesk, Inc.
LogMeIn, Inc.
Elements of Compensation
Base Salaries
We provide a base salary as a fixed source of compensation for the named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of performance bonuses based on achievement of short-term goals and equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.
Initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and prior salary level. Thereafter, the Compensation Committee generally reviews, and adjusts as necessary, base salaries for each of our executive officers, at a minimum annually. The Compensation Committee generally targets the 50th percentile for executive officer cash compensation relative to Teladoc Health’s peer group, while retaining discretion to make adjustments as it deems appropriate to create compensation levels necessary to retain our existing named executive officers and to hire new executive officers when and as required.
Additionally, in setting base salary levels, the Compensation Committee considers a range of factors, including:
•
the individual’s anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies;

•
the Compensation Committee members’ collective experience and knowledge in compensating similarly situated individuals at other companies;

•
the value of the executive officer’s existing equity awards; and

•
a general sense of internal pay equity among Teladoc Health’s executive officers.

Annually (customarily during its February meeting) the Compensation Committee reviews the base salaries of our executive officers against data received from Radford and may, based upon and following receipt of the advice of Radford, the recommendations of the CEO and of our Chief Human Resources Officer (other than with respect to their own respective base salaries) and in consultation with the Board, adopt certain market-based adjustments to take effect for the remainder of that year. Based upon these considerations, the Compensation Committee determined at its February 2019 meeting to increase the annual base salaries of the named executive officers for 2019, effective March 1, 2019, and the Compensation

Committee determined at its February 2020 meeting to increase the annual base salaries of the named executive officers for 2020 as set forth below, effective March 1, 2020. The table below sets forth the annual base salaries during 2019 and 2020 for each named executive officer.
Name	2020 Base Salary (Effective March 1, 2020) ($)	2019 Base Salary (Effective March 1, 2019) ($)	2019 Base Salary (Until March 1, 2019) ($)
Jason Gorevic	550,000	515,000	515,000
Mala Murthy (1)	425,000	425,000	—
Gabriel Cappucci	260,655	254,300	254,300
David Sides (2)	450,000	450,000	—
Adam Vandervoort	365,000	334,256	321,400
Stephany Verstraete	325,000	313,635	298,700
Peter McClennen (3)	—	451,000	440,000

(1)
Ms. Murthy was hired June 24, 2019.

(2)
Mr. Sides was hired July 30, 2019.

(3)
Mr. McClennen ceased being an executive officer effective July 30, 2019 and resigned his employment with us effective January 3, 2020.

Cash Bonuses
To maintain a competitive compensation program, in addition to base salaries, Teladoc Health also provides compensation in the form of cash bonuses, which are generally targeted (like salaries) at the 50th percentile relative to Teladoc Health’s peer companies, though the Compensation Committee retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels or encourage and reward key employee performance. The named executive officers are eligible to receive a target cash bonus equal to a percentage of their base salary based on, among other factors, achievement of corporate financial goals and operational objectives and subject to the discretion of the Compensation Committee. The Compensation Committee believes that the use of performance-based cash bonuses helps motivate our employees, including the named executive officers, to achieve our short-term financial and operational objectives, while making progress towards our longer-term growth and other goals.
The cash bonus program is formula-based and set by the Compensation Committee at the beginning of each year. Each participant’s award is determined by performance against a blend of corporate and individual goals. The Compensation Committee retains discretion to adjust the parameters of the cash bonus program based on such factors as it determines relevant for a given year. No such adjustments were made for 2019.
In 2019, each of our named executive officers was provided with a target cash bonus amount determined as a percentage of such named executive officer’s base salary (“Bonus Target”) and based on individual and corporate performance and job level. For Mr. Gorevic, the Bonus Target was 100% of his base salary, based 100% on corporate performance. For Ms. Murthy and Mr. Sides, the Bonus Target was 75%, based 70% on corporate performance and 30% on individual performance. For Mr. McClennen, the Bonus Target was 100%, based 70% on corporate performance and 30% on individual performance. For each of Mr. Vandervoort and Ms. Verstraete, the Bonus Target was 45%, based 70% on corporate performance and 30% on individual performance. For Mr. Cappucci, the Bonus Target was 25%, based 100% on corporate performance and subject to adjustment based on individual performance. Mr. Cappucci participated in the non-executive cash bonus program in 2019, which was based on the same measures of corporate performance as the other named executive officers and described below.
For 2019, the corporate performance component was measured for Teladoc Health on a standalone basis (not including the effects of any significant acquisition) against financial targets, weighted as follows: 60% annual revenue; 20% adjusted EBITDA; and 20% cash flow from operations. Adjusted EBITDA for this purpose means earnings before interest, taxes, depreciation and amortization, as adjusted by the

Compensation Committee to exclude significant non-cash stock compensation expenses and the effects of certain extraordinary or non-recurring events. The portion of the annual bonus based on corporate performance may range from a threshold of 50% to a maximum of no more than 200% of the target bonus. In February 2020, the Compensation Committee determined that corporate performance goals for 2019 had been achieved at 130% of target.
The individual component of each applicable named executive officer’s award is not based on achievement of any pre-established performance goals. Rather, after the year is complete, the Compensation Committee reviews each named executive officer’s individual performance for 2019 and determines subjectively, after considering the recommendations made by the CEO (other than with respect to his own performance), what the Compensation Committee believes to be the appropriate payment level for the individual component of each named executive’s award.
In February 2020, the Compensation Committee reviewed our performance against our 2019 corporate objectives and each individual named executive officer’s performance and determined to pay our named executive officers the following bonuses for 2019 performance:
Name	2019 Cash Bonus (% of Target Amount)	2019 Cash Bonus ($)
Jason Gorevic	130%	669,500
Mala Murthy (1)	130%	215,702
Gabriel Cappucci (2)	252%	160,000
David Sides (3)	130%	329,063
Adam Vandervoort	130%	195,540
Stephany Verstraete	134%	188,981
Peter McClennen (4)	130%	586,300

(1)
Ms. Murthy’s annual bonus reflects a prorated amount with respect to 2019 based on her start date of June 24, 2019.

(2)
In determining Mr. Cappucci’s 2019 cash bonus, the Compensation Committee recognized his significant contributions coordinating the Company’s finance activity in 2019.

(3)
Mr. Sides’ annual bonus for 2019 was prorated at 75% per his offer of employment.

(4)
Mr. McClennen ceased serving as an employee on January 3, 2020. Pursuant to a separation and release of claims agreement and an executive severance agreement that he entered into with us, each as described below, Mr. McClennen was eligible to receive the same 2019 annual bonus as if he remained actively employed through the date that 2019 bonuses are paid by us.

Equity Awards
We believe that providing long-term incentives in the form of equity awards encourages the named executive officers to take a long-term outlook and provides them with an incentive to manage Teladoc Health from the perspective of an owner with an equity stake in the business. By providing opportunities for the named executive officers to benefit from future successes in Teladoc Health through the appreciation of the value of their equity awards, the Compensation Committee believes that equity awards align the named executive officers’ interests and contributions with the long-term interests of Teladoc Health’s stockholders. In addition, the Compensation Committee believes that offering meaningful equity ownership in Teladoc Health is helpful in retaining the named executive officers and other key employees. The Compensation Committee generally targets the 50th percentile relative to our peer companies in determining initial equity grants upon hire and then annually thereafter, but retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels, align the interests of named executive officers with those of stockholders or encourage retention.
At the time of hire, executive officers are generally granted a mix of stock options and RSUs, both subject to our standard vesting schedule as described below, the size and precise terms of which are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level.
During 2019, the Compensation Committee made grants of equity-based awards to each of our named executive officers based, in part, on their performance evaluations and in consultation with Radford. During 2019, the Compensation Committee did not have any formal policy for determining the number or type of equity-based awards to grant to named executive officers. Based upon the Compensation Committee’s review of competitive market data, and taking into account the advice and information received from Radford and the CEO (except with respect to his own awards), the Compensation Committee determined to award to Messrs. Gorevic, McClennen and Vandervoort and Ms. Verstraete (i) RSUs that vest based on continued service and (ii) RSUs that vest based on performance measures tied to adjusted EBITDA, operating cash flow and revenue (“PSUs”). Ms. Murthy and Mr. Sides were each hired in 2019 and received a combination of stock options and RSUs at their respective times of hire. Mr. Cappucci received 100% of his equity award in the form of RSUs.
The vesting for RSUs and earned PSUs generally occurs over a three-year period, with 33% of the award vesting in equal annual installments over such three-year period, while the vesting for stock options generally occurs over a four-year period, with 25% of the award vesting in equal annual installments over such four-year period, subject, in each case, to an executive officer’s continued provision of services to Teladoc Health through each applicable vesting date. The Compensation Committee believes that annual grants of equity in the form of RSUs, which have value regardless of appreciation in Teladoc Health’s common stock, PSUs, which tie our executives to key performance metrics, and stock options, which have value only if Teladoc Health’s common stock appreciates after the date of grant, serve to align the interests of executive officers to Teladoc Health’s stockholders. Our stock options may be intended to qualify as incentive stock options to the extent permissible under applicable provisions of the Code.
For 2019, the Compensation Committee determined that the annual equity grants to Messrs. Gorevic, McClennen and Vandervoort and Ms. Verstraete would be comprised 50% of time-vested RSUs and 50% of PSUs (based on the target number of shares of Teladoc Health’s common stock that could be earned). The Compensation Committee chose this allocation of equity for the long-term awards for these named executive officers because the RSU awards that vest based on continuous employment and the passage of time promote the retention of executives, while the PSUs align our executives’ interests with those of our stockholders by tying the ultimate payout to performance metrics that these named executive officers have the potential to meaningfully influence. Mr. Cappucci received 100% of his equity award as RSUs, which is consistent with our similarly situated employees. Ms. Murthy and Mr. Sides were each hired in 2019 and received a combination of stock options and RSUs at their respective times of hire. As newly hired executives, the Compensation Committee chose not to allocate PSUs to Ms. Murthy and Mr. Sides based on their relatively limited ability to impact the performance measures as designated for the one-year performance period beginning January 1, 2019.
The grants of PSUs made in 2019 provide a target number of shares of Teladoc Health’s common stock that would be earned at the end of a one year performance period (i) as to 60% of the target number of shares if our revenue for 2019 as reported in our financial statements in accordance with GAAP achieved its target (which we refer to as the “Revenue PSUs”), (ii) 20% of the target number of shares if our adjusted EBITDA for 2019 achieved its target (which we refer to as the “EBITDA PSUs”) and (iii) 20% of the target number of shares if our operating cash flow achieved its target (which we refer to as “Operating Cash Flow PSUs”). No PSUs would be earned for performance below the threshold 50% level, and no more than 200% of the target number of PSUs could be earned for performance above the maximum level. One-third of any earned PSUs vest immediately on the performance determination date and the remaining two-thirds vest in equal annual installments over the two-year period following the performance determination date.
In February 2020, the Compensation Committee determined that 130% of each award of Revenue PSUs, EBITDA PSUs and Operating Cash Flow PSUs was earned.
The equity-based awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances, as described below in the section titled “— Employment, Severance and Change in Control Arrangements.”

The table below sets forth the stock options, RSUs and target number of PSUs granted to our named executive officers during 2019 and the number of PSUs that were determined to have been earned. The size of the equity awards granted to these named executive officers was determined based on the Compensation Committee’s analysis of the factors described above. The stock options were granted with a per-share exercise price equal to the fair market value of a share of Teladoc Health’s common stock and our typical vesting schedule described above.
Name	Number of Stock Options Granted in 2019	Number of RSUs Granted in 2019	Target Number of PSUs Granted in 2019	Number of PSUs Earned for 2019 (1)
Jason Gorevic	―	50,333	50,333	65,433
Mala Murthy	36,882	31,872	―	―
Gabriel Cappucci		4,441	―	―
David Sides	49,508	21,897	―	―
Adam Vandervoort	―	10,363	10,363	13,472
Stephany Verstraete	―	11,103	11,103	14,434
Peter McClennen	―	22,206	22,206	9,621

(1)
One-third of any earned PSUs vest immediately on the performance determination date and the remaining two-thirds vest in equal annual installments over the two-year period following the performance determination date. The amount shown for Mr. McClennen represents the portion of earned PSUs he retained in accordance with the terms of his separation and release of claims agreement.

Retirement, Health, Welfare and Additional Benefits
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. Currently, we match 100% of contributions made by participants in the 401(k) plan up to 4% of eligible annual compensation. All matching contributions are fully vested when made. Additionally, pursuant to an offer letter agreement that we entered into with Mr. Sides in connection with the commencement of his employment, we agreed to reimburse Mr. Sides for customary expenses (including income taxes incurred as a result of this benefit) incurred in connection with relocating his principal residence closer to his work location, up to a maximum of  $150,000.
Employment Agreements
We consider maintenance of a strong management team essential to our success. To that end, Teladoc Health recognizes that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and the Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of our named executive officers, with the exception of Mr. Cappucci, has entered into an employment agreement or an executive severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health. These agreements are described below under “— Potential Payments upon Termination or Change in Control.”
Tax Implications
Section 162(m) of the Code (“Section 162(m)”) generally limits the tax deductibility of compensation paid by a public corporation to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee will consider tax deductibility under Section 162(m) as a factor in compensation structure to the extent applicable. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance.
Stockholder Outreach and “Say-on-Pay” Advisory Vote
We submitted a non-binding proposal to our stockholders at the 2019 Annual Meeting. This proposal consisted of a non-binding advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement for the 2019 Annual Meeting. Approximately 95% of the votes cast (excluding abstentions and broker non-votes) were cast in favor of the non-binding advisory vote to approve the compensation of the named executive officers at the 2019 Annual Meeting. The Compensation Committee believes this indicates that our stockholders strongly support the philosophy, strategy and objectives of our executive compensation programs. After considering this result and following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of the annual non-binding advisory votes to approve the compensation of the named executive officers, in making future decisions affecting the compensation of the named executive officers.
Stock Ownership Guidelines
Teladoc Health encourages its executive officers and directors to purchase shares of Teladoc Health’s common stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, we have adopted minimum stock ownership guidelines for certain of our executive officers and all of our non-management directors. Pursuant to those guidelines, our Chief Executive Officer, our Chief Operating Officer and certain other executive officers must hold a number of shares of Teladoc Health’s common stock equal to three, two and one times such executive officer’s base salary, respectively, and our non-management directors must hold a number of shares of Teladoc Health’s common stock equal to three times the annual cash retainer paid to such non-management directors for board service. Our executive officers and non-management directors subject to the ownership guidelines must be in compliance with this policy by the later of February 23, 2022 or five years after they become an executive officer or non-management director of Teladoc Health, as applicable.
Insider Trading Policy
We maintain an Insider Trading Compliance Policy that applies to all securities issued by Teladoc Health. Company officers, directors and employees are prohibited from engaging in hedging transactions, including purchasing Teladoc Health stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of Teladoc Health’s equity securities.
Clawback Policy
The Compensation Committee has adopted a compensation clawback policy that applies to each of our current and former executive officers. Under the policy, recoupment of certain cash incentive compensation or equity compensation would be generally required in the event the Company restates its financial statements due to its material noncompliance with any financial reporting requirement under applicable securities laws. In the event of such restatement, the clawback policy provides for the recoupment of excess cash and equity incentive compensation received by the executive officer during the three years prior to the restatement that was granted, earned or vested based wholly or in part upon the attainment of any erroneous financial data. The policy gives the Compensation Committee discretion to determine whether a clawback of compensation should be initiated in any given case, as well as the discretion to make other determinations, including the amount of compensation to be clawed back when such amount is not clear from the information in the restatement and the form of reimbursement to the Company. In order to comply with applicable law, the clawback policy will be updated or modified as the Compensation Committee determines is necessary to comply with final clawback rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Mr. Thomas McKinley (Chairman)
Mr. Brian McAndrews
Mr. Arneek Multani
Mr. David Shedlarz
Mr. David B. Snow

2019 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Mr. Jason Gorevic Chief Executive Officer	2019	515,000	—	6,799,988	—	669,500	11,200	(3)	7,995,688
	2018	511,250	—	3,071,818	3,080,863	643,750	21,641		7,329,322
	2017	500,000	—	1,525,000	4,293,406	750,000	36,036		7,104,442

Ms. Mala Murthy Chief Financial Officer	2019	221,354	—	1,999,968	998,027	215,702	5,313	(3)	3,440,364

Mr. Gabe Cappucci Senior Vice President, Chief Accounting Officer and Controller	2019	254,298	—	299,990	—	160,000	11,200	(3)	725,448

Mr. David Sides Chief Operating Officer	2019	190,384	—	1,499,945	1,498,607	329,063	144,283	(4)	3,662,282

Mr. Adam Vandervoort Chief Legal Officer	2019	334,256	—	1,400,041	—	195,540	11,200	(3)	1,941,037
	2018	331,032	—	433,148	1,013,560	188,019	21,641		1,987,400
	2017	318,270	126,334	388,221	737,222	108,890	25,236		1,704,173

Ms. Stephany Verstraete Chief Marketing Officer	2019	313,635	—	1,500,015	—	188,981	750	(3)	2,003,381
	2018	309,901	—	366,495	857,647	184,359	13,451		1,731,853

Mr. Peter McClennen Former President	2019	451,000	—	3,000,031	—	586,300	11,200	(3)	4,048,531
	2018	465,177	—	1,915,896	1,920,503	563,750	21,641		4,886,967
	2017	175,417	—	3,735,304	5,411,643	378,500	3,968		9,704,832

(1)
Represents the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 13 to Teladoc Health’s audited consolidated financial statements included in Teladoc Health’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 26, 2020. The maximum possible value of the 2019 PSUs, based on the closing price per share of Teladoc Health’s common stock on the date they were granted ($67.55), was as follows: $6,799,988 for Mr. Gorevic; $3,000,031 for Mr. McClennen; $1,400,041 for Mr. Vandervoort; and $1,500,015 for Ms. Verstraete. For additional information regarding the stock-based awards granted to the named executive officers in 2019, refer to the “2019 Grants of Plan-Based Awards” table.

(2)
Amounts listed were earned under our annual cash incentive program.

(3)
Represents company matching contributions to the named executive officer’s 401(k) plan account.

(4)
Represents $77,754 in reimbursements of expenses incurred in connection with Mr. Sides relocating his principal residence closer to his work location and $66,529 in a tax gross-up related to such reimbursement expenses. These relocation reimbursements and the tax gross-up were provided for in the offer letter agreement entered into with Mr. Sides, dated July 12, 2019. Mr. Sides first became eligible for the 401(k) plan on January 1, 2020, based on his July 30, 2019 date of hire. Consequently, no company matching contributions were made with respect to Mr. Sides.

2019 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Incentive Plan (1)	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (2)	($/Sh) (2)	($) (3)
Jason Gorevic	Incentive Award Plan	3/4/2019 (4)				25,167	50,333	100,666				3,399,994
	Incentive Award Plan	3/4/2019 (5)							50,333			3,399,994
	Bonus Plan			515,000
Mala Murthy	Inducement Plan	6/24/2019								36,882	62.75	998,027
	Inducement Plan	6/24/2019 (5)								31,872		1,999,968
	Bonus Plan			165,925
Gabe Cappucci	Incentive Award Plan	3/4/2019 (5)							4,441			299,990
	Bonus Plan			63,574
David Sides	Inducement Plan	7/30/2019								49,508	68.50	1,498,607
	Inducement Plan	7/30/2019 (5)							21,897			1,499,945
	Bonus Plan			253,125
Adam Vandervoort	Incentive Award Plan	3/4/2019 (4)				5182	10,363	20,726				700,021
	Incentive Award Plan	3/4/2019 (5)							10,363			700,021
	Bonus Plan			150,415
Stephany Verstraete	Incentive Award Plan	3/4/2019 (4)				5,552	11,103	22,206				750,008
	Incentive Award Plan	3/4/2019 (5)							11,103			750,008
	Bonus Plan			141,136
Peter McClennen	Incentive Award Plan	3/4/2019 (4)				11,103	22,206	44,412				1,500,015
	Incentive Award Plan	3/4/2019 (5)							22,206			1,500,015
	Bonus Plan			451,000

(1)
The award was granted under the Incentive Award Plan, the Inducement Plan or Teladoc Health’s annual cash bonus program, as indicated in this column.

(2)
The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(3)
Amounts in this column reflect the aggregate grant date fair value of awards granted during 2019 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are included in Note 13 to Teladoc Health’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 26, 2020.

(4)
The award is earned based on our attainment of revenue, adjusted EBITDA and operating cash flow targets and, to the extent earned, vests as to one-third of any earned PSUs immediately on the date that the Compensation Committee determines the performance conditions have been satisfied and as to the remaining two-thirds in equal annual installments over the two-year period following the performance determination date, as described above in the section titled “Compensation Discussion & Analysis —  Elements of Compensation — Equity Awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(5)
The award vests in three equal annual installments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at 2019 Fiscal Year-End
			Option Awards					Stock Awards
Name	Grant Date		Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jason Gorevic	3/4/2019	(1)					50,333	4,213,879
	3/4/2019	(2)							100,666	8,427,758
	3/1/2018	(3)	74,328	95,565	38.55	3/1/2028
	3/1/2018	(1)					54,451	4,558,638
	3/1/2018	(4)					27,890	2,334,951
	3/3/2017	(3)	278,163	126,437	22.3	3/3/2027
	5/25/2017	(5)					25,000	2,093,000
	3/7/2016	(3)	366,839	25,000	12.21	3/7/2026
	12/22/2014	(3)	122,243	—	6.01	12/22/2024
	12/11/2013	(3)	43,067	—	1.67	12/11/2023
Mala Murthy	6/24/2019	(3)	—	36,882	62.75	6/24/2029
	6/24/2019	(7)					31,872	2,668,324
Gabriel Cappucci	3/4/2019	(1)					4,441	371,801
	3/1/2018	(1)					3,533	295,783
	3/3/2017	(3)	13,613	6,187	22.30	3/3/2027
	3/7/2016	(3)	1,983	372	12.21	3/7/2026
	4/22/2015	(3)	2,734	—	9.60	4/22/2025
David Sides	7/30/2019	(3)		49,508	68.50
	7/30/2019	(1)	—				21,897	1,833,217
Adam Vandervoort	3/4/2019	(2)	—						20,726	1,735,181
	3/4/2019	(1)					10,363	867,590
	3/1/2018	(3)	—	31,444	38.55	3/1/2028
	3/1/2018	(1)					7,491	627,147
	3/3/2017	(3)	1446	21,701	22.30	3/3/2027
	5/25/2017	(5)					3,905	326,927
	6/14/2017	(6)					2,272	190,212
	3/7/2016	(3)	—	2,741	12.21	3/7/2026
Stephany Verstraete	3/4/2019	(1)	—				11,103	929,543
	3/4/2019	(2)							22,206	1,859,086
	3/1/2018	(3)	20,694	26,606	38.55	3/1/2028
	3/1/2018	(1)					6,338	530,617
	3/3/2017	(3)	30,012	38,588	22.30	3/3/2027
	1/4/2016	(3)	77,521	35,479	17.99	1/1/2026
	5/25/2017	(6)					3,850	322,322
Peter McClennen	3/4/2019	(1)					7,402	1,231,765
	3/4/2019	(2)							9,547	799,275
	3/1/2018	(1)					8,283	1,231,765
	3/1/2018	(3)	15,453	0	38.55	3/1/2028
	3/1/2018	(4)					8,698	728,197
	11/3/2017	(3)	37,688	0	32.50	11/3/2027

(1)
The award vests in three equal annual installments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(2)
The award is earned based on our attainment of revenue, adjusted EBITDA and operating cash flow targets and, to the extent earned, vests as to one-third of any earned PSUs immediately on the date that the Compensation Committee determines the performance conditions have been satisfied and as to the remaining two-thirds in equal annual installments over the two-year period following the performance determination date, as described above in the section titled “Compensation Discussion & Analysis —  Elements of Compensation — Equity Awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The number of PSUs shown for the named executive officer is the actual number of PSUs that were earned by the named executive officer for 2019.

(3)
The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(4)
The award was earned based on our attainment of adjusted EBITDA and revenue targets and vested as to one-third of any earned PSUs immediately on the date that the Compensation Committee determined the performance conditions have been satisfied and as to the remaining two-thirds in equal annual installments over the two-year period following the performance determination date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(5)
The award vests in four equal annual installments, with the first such installment occurring on March 3, 2018, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(6)
The award vests in four equal annual installments on each of the first four anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

(7)
The award vests in four equal annual installments, with the first 25% vesting on February 20, 2020 and the remainder vesting in three equal installments on each anniversary of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

Option Exercises and Stock Vested in 2019
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason Gorevic	170,073	10,042,274	39,725	2,683,424
Mala Murthy	—	—	—	—
Gabriel Cappucci	9,569	625,813	1,767	119,361
David Sides	—	—	—	—
Adam Vandervoort	62,269	2,981,713	6,835	451,608
Stephany Verstraete	—	—	5,094	344,100
Peter McClennen	164,552	5,001,166	59,085	4,218,698
2019 Pension Benefits
None of our named executive officers participated in any defined benefit pension plans in 2019.
2019 Nonqualified Deferred Compensation
None of our named executive officers participated in any non-qualified deferred compensation plans in 2019.
Potential Payments upon Termination or Change in Control
We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of Teladoc Health. The amount of compensation payable to each named executive officer in these situations is described below.
Employment, Severance and Change in Control Arrangements
Each of our named executive officers, other than Mr. Cappucci, has entered into an employment or severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health.
Jason Gorevic
Our employment agreement with Mr. Gorevic is for an unspecified term and entitles him to an annual target bonus opportunity of 100% of his annual base salary. In addition, Mr. Gorevic is eligible to earn a potential bonus for over-performance of at least 150% of his annual base salary.
In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a pro rata portion of the bonus he would have earned for the year of termination; and (iv) accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period. If the termination occurs in connection with, on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

Mr. Gorevic’s employment agreement contains restrictive covenants pursuant to which Mr. Gorevic has agreed to refrain from competing with us or soliciting our employees or customers for a period of 18 months following his termination of employment, provided that Mr. Gorevic may perform services for competitors with multiple lines of business if he (i) does not participate in any material respect in the competing business and, (ii) if multiple lines of business report to Mr. Gorevic, any competing business lines account for less than 15% of the net revenue over the prior year for the business lines reporting to him.
For purposes of Mr. Gorevic’s employment agreement:
•
“Cause” generally means, subject to certain notice requirements and cure rights, Mr. Gorevic’s: (i) willful and continued failure to substantially perform his duties to us (other than any such failure resulting from his incapacity due to disability), after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; (ii) willful engaging in misconduct that is significantly injurious to us, monetarily, in reputation or otherwise, including any conduct that is in violation of our written employee workplace policies; or (iii) commission of any felony, or any crime involving dishonesty in respect to our business and affairs.

•
“Good reason” generally means, subject to certain notice requirements and cure rights, a material reduction in the amount of Mr. Gorevic’s base salary, target bonus or duties, responsibilities or authority, the cessation of his service on the Board, a requirement that he relocate his residence or employment outside of the New York City area, our material breach of his employment agreement or, if, in connection with or following a change in control, our common stock ceases to be publicly traded on a national securities exchange (unless Mr. Gorevic is the Chief Executive Officer of the ultimate parent entity or successor in such change in control and the common stock of such parent entity or successor is publicly traded).

Peter McClennen, Adam Vandervoort, Stephany Verstraete, Mala Murthy and David Sides
We have entered into executive severance agreements with Peter McClennen, Adam Vandervoort, Stephany Verstraete, Mala Murthy and David Sides. In the event that any of Messrs. McClennen, Sides or Vandervoort or Mmes. Verstraete or Murthy is terminated by us without cause or he or she resigns for good reason, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive: (i) six months (or, for Messrs. McClennen and Sides and Ms. Murthy, 12 months) of continued base salary; (ii) up to six months (or, for Messrs. McClennen and Sides and Ms. Murthy, 12 months) of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iii) accelerated vesting of his or her time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period.
If any of Messrs. McClennen, Sides or Vandervoort or Mmes. Verstraete or Murthy is terminated by us without cause or he or she resigns for good reason, in either case, in connection with, on the date of or within 12 months following a change in control, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive the following in lieu of the severance benefits described above: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (iv) a pro rata portion of the bonus he or she would have earned for the year of termination; and (v) accelerated vesting of his or her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.
The executive severance agreements contain restrictive covenants pursuant to which each of Messrs. McClennen, Sides and Vandervoort and Mmes. Verstraete and Murthy has agreed to refrain from competing with us or soliciting our employees or customers following his or her termination of employment for a period of 12 months.
For purposes of the employment agreements, “cause” has the same meaning as in Mr. Gorevic’s employment agreement.

“Good reason” generally means, subject to certain notice requirements and cure rights, a material reduction in the amount of his or her base salary, target bonus or duties, responsibilities or authority, a requirement that he or she relocate employment outside the New York City area or our material breach of his or her employment agreement.
In connection with his termination of employment, effective as of January 3, 2020, Mr. McClennen entered into a separation agreement and release of claims under which, in consideration for his release of claims, he was entitled to receive the severance payments and benefits pursuant to his executive severance agreement that were payable upon his resignation for good reason.
PSU Awards
The grants of PSUs made to our named executive officers in 2019 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned Revenue PSUs, EBITDA PSUs and Operating Cash Flow PSUs using Teladoc Health’s expected full-year performance based on its then-current year-to-date results. One-third of the earned PSUs will vest on the change in control date and the remaining two-thirds will vest in equal annual installments over the two-year period following the change in control date.
Quantification of Potential Payments upon Termination or a Change in Control
The following table shows potential payments to our named executive officers under the various severance and other arrangements and agreements that were in effect on December 31, 2019 for various scenarios involving a change in control or termination of employment, assuming a December 31, 2019 termination or transaction date and, where applicable, using the closing price of our common stock of  $83.72 (as reported on the NYSE as of December 31, 2019). Mr. Cappucci would not have received any payments or benefits upon a termination of employment or change in control on December 31, 2019.
Form of Payment
Name/Triggering Event		Cash Severance ($) (1)	Benefit Continuation ($)	Life Insurance ($)	Equity Awards ($) (2)	Total ($)
Jason Gorevic	(3)
Involuntary Termination		1,442,000	45,548	325	16,475,504	17,963,377
Change in Control	(4)	—	—	—	5,478,218	5,478,218
Termination in connection with Change in Control		2,214,500	45,548	325	22,561,112	24,821,485
Mala Murthy	(5)
Involuntary Termination		425,000	26,005	—	1,527,526	1,978,531
Termination in connection with Change in Control		806,627	26,005	—	3,441,739	4,274,371
David Sides	(6)
Involuntary Termination		450,000	25,776	—	—	475,776
Termination in connection with Change in Control		1,032,188	25,776	—	2,586,729	3,644,692
Adam Vandervoort	(7)
Involuntary Termination		167,128	15,183	—	2,282,020	2,464,391
Change in Control	(4)	—	—	—	1,127,792	1,127,792
Termination in connection with Change in Control		680,211	30,365	—	4,321,462	5,032,039
Stephany Verstraete	(8)
Involuntary Termination		156,818	9,613	—	2,119,931	2,285,624
Change in Control	(4)	—	—	—	1,208,331	1,208,331
Termination in connection with Change in Control		638,247	19,226	—	4,039,107	4,696,580
Peter McClennen	(9)
Involuntary Termination		451,000	30,365	—	5,233,909	5,715,274
Change in Control	(4)	—	—	—	805,470	805,470
Termination in connection with Change in Control		1,488,300	30,365	—	17,572,206	19,090,871

(1)
Because this table assumes the given event occurred on December 31, 2019, the prorated amounts shown in this column reflect the full 2019 bonuses. Actual bonus payments in the given circumstances would be prorated based on the portion of the year elapsed on date the event occurred.

(2)
For stock options, reflects the excess of the market price of  $83.72 of our common stock on December 31, 2019 over the exercise price of the stock option, multiplied by the number of unvested shares that vest upon the given event. For RSUs and PSUs, reflects the market price of  $83.72 of our common stock on December 31, 2019 multiplied by the number of unvested shares that vest upon the given event.

(3)
In the event Mr. Gorevic is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) a pro rata portion of the bonus he would have earned for the year of termination; and (iv) accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period. If the termination occurs in connection with or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) 18 months of continued life insurance; (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to him in 2019 would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Award Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned EBITDA PSUs, Operating Cash Flow PSUs and Revenue PSUs using Teladoc Health’s expected full-year performance based on its then-current year-to-date results. The amounts shown in this row for PSUs reflect vesting of all the PSUs that were actually earned by the named executive officer for 2019.

(4)
The grants of PSUs to Messrs. Gorevic, McClennen and Vandervoort and Ms. Verstraete in 2019 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned EBITDA PSUs, Operating Cash Flow PSUs and Revenue PSUs using Teladoc Health’s expected full-year performance based on its then-current year-to-date results. One-third of the earned PSUs will vest on the change in control date and the remaining two-thirds will vest in equal annual installments over the two-year period following the change in control date. The amounts shown in this row reflect vesting of one-third of the PSUs that were actually earned by the named executive officer for 2019.

(5)
In the event that Ms. Murthy is terminated by us without cause or she resigns for good reason, subject to her timely executing a release of claims in our favor, she is entitled to receive: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of her time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If the termination occurs in connection with, on the date of or within 12 months following a change in control, subject to her timely executing a release of claims in our favor, she is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus she would have earned for the year of termination; and (vi) accelerated vesting of her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.

(6)
In the event that Mr. Sides is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued

base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If the termination occurs in connection with, on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied.
(7)
In the event that Mr. Vandervoort is terminated by us without cause or he resigns for good reason, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) six months of continued base salary; (ii) up to six months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if, and to the extent, such performance conditions are satisfied during such six-month period. If the termination occurs in connection with, on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus he would have earned for the year of termination; and (vi) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to him in 2019 would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Award Plan), and the number of PSUs earned will equal the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned EBITDA PSUs, Operating Cash Flow PSUs and Revenue PSUs using Teladoc Health’s expected full-year performance based on its then-current year-to-date results. The amounts shown in this row for PSUs reflect vesting of all the PSUs that were actually earned by the named executive officer for 2019.

(8)
In the event that Ms. Verstraete is terminated by us without cause or she resigns for good reason, subject to her timely executing a release of claims in our favor, she is entitled to receive: (i) six months of continued base salary; (ii) up to six months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of her time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if, and to the extent, such performance conditions are satisfied during such six-month period. If the termination occurs in connection with, on the date of or within 12 months following a change in control, subject to her timely executing a release of claims in our favor, she is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus she would have earned for the year of termination; and (vi) accelerated vesting of her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to her in 2019 would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Award

Plan), and the number of PSUs earned will equal the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned EBITDA PSUs, Operating Cash Flow PSUs and Revenue PSUs using Teladoc Health’s expected full-year performance based on its then-current year-to-date results. The amounts shown in this row for PSUs reflect vesting of all the PSUs that were actually earned by the named executive officer for 2019.
(9)
In the event that Mr. McClennen were terminated by us without cause or he resigns for good reason on December 31, 2019, subject to his timely executing a release of claims in our favor, he would have been entitled to receive: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. If the termination had occurred in connection with, on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he would have been entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) 12 months of continued base salary; (ii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected; (iii) any earned but unpaid bonus for the year prior to the year of termination; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus he would have earned for the year of termination; and (vi) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the award of PSUs granted to him in 2019 would become earned and vested as of the date of the change in control (or an earlier date determined by the administrator of the Incentive Award Plan), and the number of PSUs earned will equal the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned EBITDA PSUs, Operating Cash Flow PSUs and Revenue PSUs using Teladoc Health’s expected full-year performance based on its then-current year-to-date results. The amounts shown in this row for PSUs reflect vesting of all the PSUs that were actually earned by the named executive officer for 2019.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Gorevic, our Chief Executive Officer. We consider the pay ratio specified herein to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive.
Mr. Gorevic had 2019 annual total compensation of  $7,995,688 as reflected in the 2019 Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for 2019 was $53,436, as determined in the same manner as the total compensation for Mr. Gorevic. Based on this information, for 2019, the estimated ratio of the median of the annual total compensation of all of our employees (other than our CEO) to the annual compensation of our CEO was 1 to 150.
To identify the median employee from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We considered all Company employees, including international employees and those working less than 40 hours per week, except that, in accordance with Item 402(u) of Regulation S-K, we excluded approximately 41 individuals who became Teladoc Health employees on March 19, 2019 as a result of Teladoc Health’s acquisition of MedecinDirect. In accordance with SEC rules, approximately 895 international employees from Advance Medical were excluded from our employee population for purposes of identifying our median employee for 2018, but included for purposes of identifying our median employee for 2019. The addition of these employees for purposes of identifying the median employee was the primary reason that our median employee’s annual total compensation decreased from $76,007 for 2018 to $53,436 for 2019.

Compensation Risk Assessment
Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Teladoc Health. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten Teladoc Health. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2019 with respect to compensation plans under which shares of our common stock may be issued:
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column) (2)
Equity compensation plans approved by security holders (3)	7,247,468 (4)	$25.18	5,722,462 (5)
Equity compensation plans not approved by security holders (6)	414,536 (7)	43.53	546,861
Total	7,662,004	$26.17	6,269,323

(1)
As of December 31, 2019, the weighted-average exercise price of outstanding options under the Teladoc, Inc. Second Amended and Restated Stock Incentive Plan (as amended, the “Prior Plan”) was $5.79, the weighted-average exercise price of outstanding options under the Incentive Award Plan was $25.18 and the weighted-average exercise price of outstanding options under the Inducement Plan was $43.53. These amounts do not take into consideration the shares issuable upon vesting of outstanding RSUs or PSUs, which have no exercise price.

(2)
Pursuant to the terms of the Incentive Award Plan, the number of shares of common stock available for issuance under the Incentive Award Plan automatically increases on each January 1 until and including January 1, 2021, by an amount equal to the lesser of  (a) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board. Pursuant to the terms of the Employee Stock Purchase Plan, the number of shares of common stock available for issuance under the Employee Stock Purchase Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of (a) 93,617 shares, (b) 0.25% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by the Board.

(3)
Consists of the Prior Plan, the Incentive Award Plan and the Employee Stock Purchase Plan.

(4)
Includes 862,126 outstanding options to purchase stock under the Prior Plan, 4,549,778 outstanding options to purchase stock under the Incentive Award Plan, 512,482 shares subject to outstanding PSUs (which number represents the number of shares actually earned under the PSUs, as determined by the Compensation Committee in February 2020) and 1,323,082 outstanding RSUs (excluding the PSUs) under the Incentive Award Plan.

(5)
As of December 31, 2019, a total of 5,722,462 shares of stock were available for issuance under the Incentive Award Plan, a total of 546,861 shares of stock were available for issuance (of which no shares were subject to outstanding purchase rights) under our Employee Stock Purchase Plan and no shares of stock were available for issuance under the Prior Plan.

(6)
Consists of the Inducement Plan.

(7)
Includes 256,881 outstanding options to purchase stock and 157,655 outstanding RSUs under the Inducement Plan.

AUDIT COMMITTEE REPORT
This report is submitted by the Audit Committee of the Board of Directors (the “Board”) of Teladoc Health, Inc. (the “Company”). The Audit Committee consists of the four directors whose names appear below, as well as Catherine Jacobson, who joined our Board in February 2020. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules of the New York Stock Exchange. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board has designated Messrs. Shedlarz and Goldstein and Ms. Jacobson as “audit committee financial experts,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board and available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company’s consolidated financial statements for 2019 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for 2019 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.
Audit Committee Members
Mr. David Shedlarz (Chairman)
Mr. Michael Goldstein
Mr. Brian McAndrews
Mr. Arneek Multani

AUDIT AND NON-AUDIT FEES
The following table sets forth fees for services Ernst & Young LLP provided to Teladoc Health during 2019 and 2018:
	2019	2018
Audit fees	$1,681,568	$2,140,280
Audit-related fees	$140,000	$75,000
Tax fees	$123,164	400,100
All other fees	$23,840	$—
Total	$1,968,572	$2,615,380

•
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit and comfort letters, consents and assistance with and review of documents filed with the SEC.

•
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

•
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

•
All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

In connection with our initial public offering, we adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.
The Audit Committee pre-approved all services performed since our pre-approval policy was adopted.

OTHER MATTERS
Our Board is not aware of any other business that will be presented at the annual meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
ADDITIONAL INFORMATION
Interests of Certain Persons in Matters to Be Acted On
No director or executive officer of Teladoc Health who has served in such capacity since January 1, 2019, or any associate of any such director or officer, to the knowledge of the executive officers of Teladoc Health, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this proxy statement.
Proxy Solicitation
Teladoc Health will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, Teladoc Health expects that its directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Teladoc Health will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to April 14, 2021. Accordingly, stockholder proposals must be received no later than December 15, 2020. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Additionally, our Bylaws provide that stockholders desiring to nominate a director, including director nominees pursuant to our proxy access bylaws or special meeting, or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2021 annual meeting, any notification must be made no earlier than January 29, 2021, and no later than February 28, 2021. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
By order of the Board of Directors,
Adam C. Vandervoort
Chief Legal Officer and Secretary

TELADOC HEALTH, INC.
ATTN: ADAM VANDERVOORT
2 MANHATTANVILLE ROAD
PURCHASE, NY 10577

VOTE BY INTERNET

Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/TDOC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08960-P32217

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELADOC HEALTH, INC.

The Board of Directors recommends a vote "FOR" each director-nominee listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Elect ten directors, each for a term of one year.

Nominees:

01) Ms. Helen Darling	06) Mr. Thomas G. McKinley
02) Mr. William H. Frist, MD	07) Mr. Kenneth H. Paulus
03) Mr. Michael Goldstein	08) Mr. David Shedlarz
04) Mr. Jason Gorevic	09) Mr. Mark Douglas Smith, MD
05) Ms. Catherine A. Jacobson	10) Mr. David B. Snow, Jr.

4. Transact any other business that may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D08961-P32217

TELADOC HEALTH, INC.
Annual Meeting of Stockholders
May 28, 2020 2:00 PM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam C. Vandervoort and Mala Murthy, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELADOC HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 28, 2020, via the Internet at *www.virtualshareholdermeeting.com/TDOC2020*, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2020.

TELADOC HEALTH, INC.

TELADOC HEALTH, INC.
ATTN: ADAM VANDERVOORT
2 MANHATTANVILLE ROAD
PURCHASE, NY 10577

D08981-P32217

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 3, 2020
Date: May 28, 2020 **Time:** 2:00 PM, EDT
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/TDOC2020

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/TDOC2020 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 14, 2020 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/TDOC2020*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

D08982-P32217

Voting Items

The Board of Directors recommends a vote "FOR" each director-nominee listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

1. Elect ten directors, each for a term of one year.

   Nominees:

01)	Ms. Helen Darling	06)	Mr. Thomas G. McKinley
02)	Mr. William H. Frist, MD	07)	Mr. Kenneth H. Paulus
03)	Mr. Michael Goldstein	08)	Mr. David Shedlarz
04)	Mr. Jason Gorevic	09)	Mr. Mark Douglas Smith, MD
05)	Ms. Catherine A. Jacobson	10)	Mr. David B. Snow, Jr.

4. Transact any other business that may properly come before the meeting or any adjournments thereof.

D08983-P32217